UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2024

VV Markets, LLC

(Exact name of issuer as specified in its charter)

Delaware	85-1602921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 E Cary St. Richmond, VA	23223
(Address of principal executive offices)	(Zip Code)

(804) 833-7974
Issuer’s telephone number, including area code

Series VV 0001, Series VV-PNST, Series VV-SUPR, Series VV-CHAM, Series VV-STEML, Series VV-MACAL, Series VV-BOWCK, Series VV-FUTUR, Series VV-BDX, Series VV-SPAN, Series VV-DRC, Series VV-NAPA, Series VV-RHONE, Series VV-PDMT, Series VV-JPWY, Series VV-PTRS, Series VV-ROSE, Series VV-BOD10, VV-WBURG, Series VV-GERM, Series VV-LAF10, Series VV-MACAL50, Series VV-JYFT, Series VV-GPS, Series VV-BDMA, Series VV-CDCV, Series VV-DRCH, VV-MR19, VV-SCRV, Series VV-BDXM1, Series VV-CB100, Series VV-JSCV, Series VV-KGC1, Series VV-LR15, Series VV-PFGV, Series VV-BDX2K, Series VV-BXEP21, Series VV-CDVM, Series VV-CHBL1, Series VV-DRC15, Series VV-DRCRC1, Series VV-KGC2, Series VV-MACAL2, Series VV-MACAL3, Series VV-MVRW, Series VV-POM1 Series VV-BOW50, Series VV-CCC1, Series VV-DL19, Series VV-DRCH17, Series VV-HAWV, Series VV-LAF19, Series VV-MACFC, Series VV-MARG1, Series VV-RTBC, Series VV-SAIC, Series VV-TLC1, Series VV-BOW2, Series VV-DP08, Series VV-DRC09, Series VV-DRCH14, Series VV-DRCH19, Series VV-ITRC, Series VV-KCSK, Series VV-KGC3, Series VV-KGC4, Series VV-MACAL4, Series VV-YAM1, Series VV-BOMA, Series VV-CHJC, Series VV-GUGL1, Series VV-HBC1, Series VV-HIB1, Series VV-KGC5, Series VV-LAT1, Series VV-LBV1, Series VV-RBV1, Series VV-SCC1, Series VV-SPAN2, Series VV-KGC6, Series VV-AMW1, Series VV-BDXG, Series VV-BURGS1, Series VV-CALC1, Series VV-CHAM2, Series VV-GCW1, Series VV-HCC1, Series VV-MACAL5, Series VV-MACAL6, Series VV-PNTC1, Series VV-SCC2, Series VV-SUPR2, Series VV-LB22, Series VV-RB22, Series VV-FG22, Series VV-KKCSK, Series VV-DOM13, Series VV-PG18, Series VV-CDP1, Series VV-IGMS, Series VV-RUM1, Series VV-HPHH, Series VV-JPNW

(Title of each class of securities issued pursuant to Regulation A)

In this Annual Report on Form 1-K (the “Annual Report”), the terms “VV Markets”, “we”, “us”, “our” or the “Company” refer to VV Markets, LLC.

THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE ANNUAL REPORT, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The market data and certain other statistical information used throughout this Annual Report are based on independent industry publications, governmental publications, reports by market research firms, or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this Annual Report, and we believe that these sources are reliable. We have not independently verified the information contained in such publications. While we are not aware of any misstatements regarding any third-party information presented in this Annual Report, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some data are also based on our good faith estimates.

SERIES OFFERING TABLE

The Series offering table below shows key information related to the offering of each Series of our Company as of the date of this Annual Report.

Master Series Table
Series Name	Qualification Date	Underlying Assets	Agreement Type	Status	Opening Date	Offering Price per Interest	Minimum Membership Interests	Maximum Membership Interests	Minimum Offering Size	Maximum Offering Size	Sourcing Fee or True-Up	Exit (Partial or Full) (1)	Amount Distributed to Series Interest holders (2)
VV-0001	4/26/2021	California Collection	Upfront Purchase	Closed	4/26/2021	$46.00	1,000	1,000	$46,000	$46,000	$2,891	Full	$53,471.50
VV-PNST	6/29/2021	Laurent Ponsot Collection	Purchase Option	Closed	7/28/2021	$23.00	2,000	2,200	$46,000	$50,600	$4,082	-	-
VV-SUPR	6/29/2021	Super Tuscan Collection	Purchase Option	Closed	6/30/2021	$36.00	1,986	2,185	$71,496	$78,660	$5,267	Partial	$21,349.50
VV-CHAM	6/29/2021	Champagne Collection	Purchase Option	Closed	7/6/2021	$50.00	1,460	1,692	$73,000	$84,600	$5,445	Partial	$65,355.90
VV-STEML	6/29/2021	St. Emillion Collection	Purchase Option	Closed	7/8/2021	$10.00	6,450	7,095	$64,500	$70,950	$5,443	-	-
VV-MACAL	8/5/2021	Macallan Fine & Rare Collection	Purchase Option	Closed	8/18/2021	$50.00	1,700	2,040	$85,000	$102,000	$6,880	-	-
VV-BOWCK	8/5/2021	Bowmore Cask Collection	Purchase Option	Closed	9/29/2021	$47.00	2,000	2,200	$94,000	$103,400	$6,992	Partial	$120,165.92
VV-FUTUR	8/5/2021	Bordeaux 2020 Futures Collection	Purchase Option	Closed	10/13/2021	$70.00	1,600	1,920	$112,000	$134,400	$8,162	-	-
VV-BDX	8/5/2021	Bordeaux Classics Collection	Purchase Option	Closed	9/1/2021	$40.00	2,125	2,550	$85,000	$102,000	$6,480	Partial	$29,750.00
VV-SPAN	8/5/2021	Spanish Collection	Purchase Option	Closed	9/15/2021	$60.00	1,400	1,680	$84,000	$100,800	$6,512	Partial	$14,588.00
VV-DRC	10/27/2021	DRC Collection	Purchase Agreement	Closed	10/28/2021	$25.00	5,480	6,302	$137,000	$157,550	$11,051	-	-
VV-NAPA	10/27/2021	Napa 2018 Collection	Purchase Option	Closed	10/28/2021	$50.00	2,840	3,266	$142,000	$163,300	$11,557	Partial	$17,686.13
VV-RHONE	10/27/2021	Domaines of Rhone Collection	Purchase Option	Closed	10/28/2021	$40.00	3,825	4,400	$153,000	$176,000	$12,404	-	-
VV-PDMT	10/27/2021	Piemonte Collection	Purchase Option	Closed	10/28/2021	$50.00	3,090	3,553	$154,500	$177,650	$12,456	-	-
VV-JPWY	10/27/2021	Karuizawa “36 Views of Mt. Fuji”	Purchase Option	Closed	10/28/2021	$34.00	5,500	6,325	$187,000	$215,050	$15,516	-	-
VV-PTRS	10/27/2021	Petrus Collection	Purchase Agreement	Closed	10/28/2021	$58.00	500	575	$29,000	$33,350	$2,179	-	-
VV-ROSE	3/8/2022	Rosé Champagne Collection	Purchase Agreement	Closed	3/9/2022	$41.00	1,000	1,100	$41,000	$45,100	$3,366	-	-
VV-BOD10	3/8/2022	2010 Decade Collection	Purchase Agreement	Closed	3/9/2022	$50.00	1,990	2,189	$99,500	$109,450	$8,452	-	-
VV-WBURG	3/8/2022	White Burgundy Collection	Purchase Agreement	Closed	3/9/2022	$30.00	4,600	5,060	$138,000	$151,800	$11,333	-	-
VV-GERM	3/8/2022	German Collection	Purchase Option	Closed	3/9/2022	$53.00	1,000	1,100	$53,000	$58,300	$4,594	Partial	$9,701.68
VV-LAF10	3/8/2022	Lafite 10-Year Vertical Collection	Purchase Option	Closed	3/9/2022	$100.00	1,210	1,331	$121,000	$133,100	$10,700	-	-
VV-MACAL50	3/8/2022	Macallan 50 Year Old Collection	Purchase Option	Closed	3/9/2022	$20.00	5,750	6,325	$115,000	$126,500	$9,320	-	-
VV-JYFT	3/8/2022	Joy Fantastic Vint Primeur Collection	Purchase Option	Closed	3/9/2022	$30.00	800	880	$24,000	$26,400	$3,280	-	-
VV-GPS	3/8/2022	Glenfarclas Pagoda Series	Purchase Option	Closed	3/9/2022	$43.00	3,000	3,300	$129,000	$141,900	$18,322	-	-
VV-BDMA	6/6/2022	Brunello di Montalcino All-Stars Collection	Purchase Agreement	Closed	6/7/2022	$50.00	860	946	$43,000	$47,300	$4,228	-	-
VV-CDCV	6/6/2022	Comtes de Champagne Vertical Collection	Purchase Agreement	Closed	6/7/222	$50.00	760	836	$38,000	$41,800	$3,942	-	-

VV-DRCH	6/6/2022	Domaine de la Romanée-Conti Horizontal Collection	Purchase Agreement	Closed	6/7/2022	$100.00	530	583	$53,000	$58,300	$4,908	-	-
VV-MR19	6/6/2022	Mouton Rothschild 2019 Collection	Purchase Agreement	Closed	6/7/2022	$100.00	280	308	$28,000	$30,800	$4,069	-	-
VV-SCRV	6/6/2022	Screaming Eagle ‘17, ‘18, ‘19 Collection	Purchase Agreement	Closed	6/7/2022	$100.00	1,310	1,441	$131,000	$144,100	$10,742	-	-
VV-BDXM1	7/1/2022	Bordeaux Superstars in Magnum Collection	Purchase Agreement	Closed	7/1/2022	$50.00	4,000	4,400	$200,000	$220,000	$26,662	-	-
VV-CB100	7/1/2022	Cheval Blanc 100-Point Collection	Purchase Agreement	Closed	7/1/2022	$100.00	570	627	$57,000	$62,700	$6,244	-	-
VV-JSCV	7/1/2022	Jacques Selosse Champagne Mini Vertical Collection	Purchase Agreement	Closed	7/1/2022	$100.00	610	671	$61,000	$67,100	$6,374	-	-
VV-KGC1	7/1/2022	Karuizawa Geisha Collection	Purchase Agreement	Closed	7/1/2022	$50.00	1,500	1,650	$75,000	$82,500	$6,577	-	-
VV-LR15	7/1/2022	Domaine Leroy 2015 Collection	Purchase Agreement	Closed	7/1/2022	$100.00	700	770	$70,000	$77,000	$12,335	-	-
VV-PFGV	7/1/2022	Penfolds Grange Vertical Collection	Purchase Agreement	Closed	7/1/2022	$50.00	1,640	1,804	$82,000	$90,200	$11,027	-	-
VV-BDX2K	7/29/2022	Bordeaux Millennium Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,760	1,936	$176,000	$193,600	$23,978	-	-
VV-BXEP21	7/29/2022	Bordeaux En Primeur 2021 Collection	Purchase Agreement	Closed	7/29/2022	$50.00	4,600	5,060	$230,000	$253,000	$29,442	-	-
VV-CDVM	7/29/2022	Vogue Musigny Vertical Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,000	1,100	$100,000	$110,000	$15,716	-	-
VV-CHBL1	7/29/2022	Domaine Raveneau Collection	Purchase Agreement	Closed	7/29/2022	$50.00	600	660	$30,000	$33,000	$3,504	Partial	$6,732.00
VV-DRC15	7/29/2022	DRC 2015 Assortment Collection	Purchase Agreement	Closed	7/29/2022	$100.00	760	836	$76,000	$83,600	$6,368	-	-
VV-DRCRC1	7/29/2022	DRC Romanée-Conti 2018 Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,000	1,100	$100,000	$110,000	$8,521	-	-
VV-KGC2	7/29/2022	Karuizawa Sapphire Geisha Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,580	1,738	$158,000	$173,800	$20,198	-	-
VV-MACAL2	7/29/2022	The Macallan Red 71 Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,050	1,155	$105,000	$115,500	$12,444	-	-
VV-MACAL3	7/29/2022	The Macallan Red 78 Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,300	1,430	$130,000	$143,000	$18,962	-	-
VV-MVRM	7/29/2022	Midleton Silent Distillery Collection	Purchase Agreement	Closed	7/29/2022	$50.00	3,100	3,410	$155,000	$170,500	$23,862	-	-
VV-POM1	7/29/2022	Pomerol Rarities Collection	Purchase Agreement	Closed	7/29/2022	$100.00	1,100	1,210	$110,000	$121,000	$14,355	-	-
VV-BOW50	2/17/2023	Bowmore 50 Year Old Collection	Purchase Agreement	Closed	2/17/2023	$100.00	600	660	$60,000	$66,000	$20,580	-	-
VV-CCC1	2/17/2023	Cristal Champagne Collection	Purchase Agreement	Closed	2/17/2023	$100.00	870	957	$87,000	$95,700	$11,933	-	-
VV-DL19	2/17/2023	Domaine Leflaive 2019 Grand Cru Collection	Purchase Agreement	Closed	2/17/2023	$100.00	630	693	$63,000	$69,300	$8,352	-	-
VV-DRCH17	2/17/2023	Domaine de la Romanée-Conti 2017 Horizontal Collection	Purchase Agreement	Closed	2/17/2023	$100.00	880	968	$88,000	$96,800	$11,534	Partial	$17,987.20
VV-HAWV	2/17/2023	Hundred Acre Vertical Collection	Purchase Agreement	Closed	2/17/2023	$50.00	1,060	1,166	$53,000	$58,300	$4,654	-	-
VV-LAF19	2/17/2023	Lafite Rothschild 2019 Collection	Purchase Agreement	Closed	2/17/2023	$50.00	920	1,012	$46,000	$50,600	$7,328	-	-
VV-MACFC	2/17/2023	Macallan Archival Folio Collection	Purchase Agreement	Closed	2/17/2023	$50.00	1,320	1,452	$66,000	$72,600	$9,838	-	-
VV-MARG1	2/17/2023	Château Margaux Vertical Collection	Purchase Agreement	Closed	2/17/2023	$100.00	980	1,078	$98,000	$107,800	$13,142	-	-
VV-RTBC	2/17/2023	2019 Rousseau “Trinity” Burgundy Collection	Purchase Agreement	Closed	2/17/2023	$100.00	1,020	1,122	$102,000	$112,200	$14,558	-	-
VV-SAIC	2/17/2023	South American Icons Collection	Purchase Agreement	Closed	2/17/2023	$100.00	680	748	$68,000	$74,800	$13,908	-	-
VV-TLC1	2/17/2023	Tuscan Legends Collection	Purchase Agreement	Closed	2/17/2023	$100.00	790	869	$79,000	$86,900	$10,602	-	-
VV-BOW2	3/1/2023	Bowmore Black and Gold Collection	Purchase Agreement	Closed	3/1/2023	$50.00	1,120	1,232	$56,000	$61,600	$15,036	-	-

VV-DP08	3/1/2023	2008 Dom Perignon Collection	Purchase Agreement	Closed	3/1/2023	$50.00	1,700	1,870	$85,000	$93,500	$10,284	-	-
VV-DRC09	3/1/2023	2009 DRC Romanée-Conti Collection	Purchase Agreement	Closed	3/1/2023	$100.00	1,050	1,155	$105,000	$115,500	$11,160	-	-
VV-DRCH14	3/1/2023	2014 DRC Assortment Case Collection	Purchase Agreement	Closed	3/1/2023	$50.00	1,440	1,584	$72,000	$79,200	$5,996	-	-
VV-DRCH19	3/1/2023	2019 DRC Assortment Collection	Purchase Agreement	Closed	3/1/2023	$100.00	1,940	2,134	$194,000	$213,400	$21,986	-	-
VV-ITRC	3/1/2023	Italian Rarities Collection	Purchase Agreement	Closed	3/1/2023	$50.00	1,460	1,606	$73,000	$80,300	$11,889	-	-
VV-KCSK	3/1/2023	Karuizawa Cask Collection	Purchase Agreement	Closed	3/1/2023	$100.00	3,150	3,465	$315,000	$346,500	$52,275	-	-
VV-KGC3	3/1/2023	Karuizawa Pearl Geisha Collection	Purchase Agreement	Closed	3/1/2023	$100.00	860	946	$86,000	$94,600	$5,248	-	-
VV-KGC4	3/1/2023	Karuizawa Golden Geisha Collection	Purchase Agreement	Closed	3/1/2023	$50.00	1,280	1,408	$64,000	$70,400	$19,702	-	-
VV-MACAL4	3/1/2023	The Macallan Exceptional Cask Collection	Purchase Agreement	Closed	3/1/2023	$100.00	800	880	$80,000	$88,000	$21,224	-	-
VV-YAM1	3/1/2023	The Yamazaki 25 YO Collection	Purchase Agreement	Closed	3/1/2023	$50.00	780	858	$39,000	$42,900	$8,298	-	-
VV-BOMA	5/12/2023	Bonnes Mares Collection	Purchase Agreement	Closed	5/12/2023	$100.00	700	770	$70,000	$77,000	$5,580	-	-
VV-CHJC	5/12/2023	Champagne Jewels Collection	Purchase Agreement	Closed	5/12/2023	$100.00	690	759	$69,000	$75,900	$7,566	-	-
VV-GUGL1	5/12/2023	Guigal 2019 La Las Collection	Purchase Agreement	Closed	5/12/2023	$100.00	610	671	$61,000	$67,100	$8,142	-	-
VV-HBC1	5/12/2023	Haut Brion & La Mission Collection	Purchase Agreement	Closed	5/12/2023	$100.00	1,220	1,342	$122,000	$134,200	$13,976	-	-
VV-HIB1	5/12/2023	Hibiki Kutani Collection	Purchase Agreement	Closed	5/12/2023	$100.00	650	715	$65,000	$71,500	$10,062	-	-
VV-KGC5	5/12/2023	Karuizawa Geisha Collection #5	Purchase Agreement	Closed	5/12/2023	$100.00	530	583	$53,000	$58,300	$5,404	-	-
VV-LAT1	5/12/2023	2015 Latour Collection	Purchase Agreement	Closed	5/12/2023	$100.00	820	902	$82,000	$90,200	$8,144	-	-
VV-LBV1	5/12/2023	Left Bank Bordeaux Values	Purchase Agreement	Closed	5/12/2023	$100.00	1,020	1,122	$102,000	$112,200	$13,902	-	-
VV-RBV1	5/12/2023	Right Bank Bordeaux Values	Purchase Agreement	Closed	5/12/2023	$100.00	950	1,045	$95,000	$104,500	$11,992	-	-
VV-SCC1	5/12/2023	Superlative Scotch Cask Collection	Purchase Agreement	Closed	5/12/2023	$100.00	595	655	$59,500	$65,500	$5,424	-	-
VV-SPAN2	5/12/2023	Vega Sicilia Unico Collection	Purchase Agreement	Closed	5/12/2023	$100.00	720	792	$72,000	$79,200	$8,532	-	-
VV-KGC6	5/12/2023	Karuizawa Geisha Collection #6	Purchase Agreement	Closed	5/12/2023	$100.00	650	715	$65,000	$71,500	$7,920	-	-
VV-AMW1	7/20/2023	American Whiskey Collection	Purchase Agreement	Closed	7/20/2023	$100.00	1,300	1,430	$130,000	$143,000	$18,714	-	-
VV-BDXG	7/20/2023	2016 Bordeaux Greats	Purchase Agreement	Withdrawn	7/20/2023	$100.00	1,040	1,144	$104,000	$114,400	$12,393	-	-
VV-BURGS1	7/20/2023	2020 Burgundy Stars	Purchase Agreement	Withdrawn	7/20/2023	$100.00	1,000	1,100	$100,000	$110,000	$13,198	-	-
VV-CALC1	7/20/2023	2019 California Cults Collection	Purchase Agreement	Closed	7/20/2023	$100.00	1,000	1,100	$100,000	$110,000	$9,907	-	-
VV-CHAM2	7/20/2023	Champagne Stars #2	Purchase Agreement	Closed	7/20/2023	$100.00	970	1,067	$97,000	$106,700	$12,229	-	-
VV-GCW1	7/20/2023	2020 Grand Cru Whites	Purchase Agreement	Closed	7/20/2023	$100.00	525	578	$52,500	$57,800	$5,952	-	-
VV-HCC1	7/20/2023	Hanyu Cask Collection	Purchase Agreement	Closed	7/20/2023	$100.00	1,180	1,298	$118,000	$129,800	$18,224	-	-
VV-MACAL5	7/20/2023	The Macallan Red Collection	Purchase Agreement	Closed	7/20/2023	$100.00	2,150	2,365	$215,000	$236,500	$34,425	-	-
VV-MACAL6	7/20/2023	Tales of The Macallan Collection	Purchase Agreement	Closed	7/20/2023	$100.00	1,130	1,243	$113,000	$124,300	$22,264	-	-
VV-PNTC1	7/20/2023	Pontet Canet Collection	Purchase Agreement	Withdrawn	7/20/2023	$100.00	690	759	$69,000	$75,900	$7,831	-	-

VV-SCC2	7/20/2023	Superlative Scottish Casks #2	Purchase Agreement	Closed	7/20/2023	$100.00	1,130	1,243	$113,000	$124,300	$13,298	-	-
VV-SUPR2	7/20/2023	2020 Super Tuscans	Purchase Agreement	Closed	7/20/2023	$100.00	495	545	$49,500	$54,500	$5,184	-	-
VV-LB22	7/25/2023	Left Bank 2022 En Primeur Collection	Purchase Agreement	Withdrawn	7/25/2023	$100.00	1,200	1,320	$120,000	$132,000	$14,537	-	-
VV-RB22	7/25/2023	Right Bank 2022 En Primeur Collection	Purchase Agreement	Closed	7/25/2023	$100.00	560	616	$56,000	$61,600	$6,984	-	-
VV-FG22	7/25/2023	First Growth 2022 En Primeur Collection	Purchase Agreement	Withdrawn	7/25/2023	$100.00	1,110	1,221	$111,000	$122,100	$13,207	-	-
VV-KKCSK	10/16/2023	Kiyokawa Cask Collection	Purchase Agreement	Closed	10/18/2023	$100.00	1,250	1,375	$125,000	$137,500	$23,125	-	-
VV-DOM13	10/16/2023	2013 Dom Perignon Collection	Purchase Agreement	Withdrawn	10/18/2023	$100.00	620	682	$62,000	$68,200	$9,116	-	-
VV-PG18	10/16/2023	Penfolds Grange 2018 Collection	Purchase Agreement	Withdrawn	10/18/2023	$100.00	520	572	$52,000	$57,200	$6,987	-	-
VV-CDP1	10/16/2023	Chateauneuf du Pape Champions Collection	Purchase Agreement	Closed	10/18/2023	$100.00	600	660	$60,000	$66,000	$10,545	-	-
VV-IGMS	10/16/2023	Italian Gems Collection	Purchase Agreement	Withdrawn	10/18/2023	$100.00	520	572	$52,000	$57,200	$7,782	-	-
VV-RUM1	10/16/2023	Rare Rum Cask Collection	Purchase Agreement	Closed	10/18/2023	$100.00	820	902	$82,000	$90,200	$13,797	-	-
VV-HPHH	10/16/2023	Highland Park Hogshead Collection	Purchase Agreement	Closed	10/18/2023	$100.00	900	990	$90,000	$99,000	$16,620	-	-
VV-JPNW	10/16/2023	Japanese Whisky Icons Collection	Purchase Agreement	Closed	10/18/2023	$100.00	500	550	$50,000	$55,000	$7,486	-	-

(1)In this column, “Open” indicates that the offering has been qualified by the SEC and the company is actively accepting investments in that offering. “Closed” indicates that the offering was previously Open and accepting investments, but is now no longer accepting investments.  “Withdrawn” indicates an offering that was either previously qualified by the SEC or submitted to the SEC for qualification in an offering statement that the company has subsequently decided to cancel, returning any investments received by the company from investors in that offering and preventing any future investment in that offering.

(2)An “exit” refers to the sale of the underlying assets of a series. A partial exit is a sale of a portion of the underlying assets of the series. A full exit is the sale of all underlying assets of the series.

(3)Reflects amounts of cash distributed to holders of interests of the series as of April 30, 2025.

Item 1. Business

Overview

Investing in fine wine, champagne and spirits has serious barriers to entry such as the need for a large initial investment for proper diversification, storage challenges, logistical challenges, lack of industry expertise, and tremendous market inefficiencies. Today, those who are passionate about wine and spirits are limited to investing through a wine and spirits broker, hiring a wine & spirits manager, or self-directed investing. The current investment options do not address all of these challenges and barriers.

We seek to remove these challenges, allowing investors to access the benefits of fine wine and spirits. We have been formed for the purpose of allowing investors to invest in fine wine and spirits.

The Vint Platform is our solution to this problem. We created a marketplace for investment in fine wine and spirits collections comprised of wines and spirits produced all over the world. The primary fine wine regions include Bordeaux, Burgundy, Italy, Australia, USA, and some emerging market countries. The primary spirits we plan to source are Scotch whiskey, bourbon, Japanese whiskey, cognac, and rum. We work with industry leaders for each offering, to provide diversification in its wine and spirits collections.

We are targeting the acquisition of underlying assets pools for each Series with assets ranging in the total price of approximately $25,000 to $50,000,000. Some asset collections may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

The fine wine and spirits market is a global industry valued over $8 billion (based on Cult Wine and Bordeaux Index estimates). There is no true definition of an investable wine or spirit. A general rule of thumb is bottles over $100.00 upon release are investment grade. However, there may be investment grade fine wines or spirits that retail below the $100.00 price. The wine market was previously controlled by the Bordeaux and Burgundy regions of France. These regions of France have been producing high-quality, investment grade wines for hundreds of years. However, fine wine production has improved, regions from all over the world and now vineyards from around to world compete in the expanding global fine wine industry. We look to source fine wine from various regions including, but not limited to, the United States, France, Italy, Australia, and Argentina. By extrapolating this current trend, the Company believes that the fine wine market will continue to expand as its global participants increase. The global spirits market is expanding. The Scotch Whisky market has led the gains across a ten-year period, but other areas – Japanese whisky, cognac and rum – have also seen strong performance more recently. As per Bordeaux Index, Single Malt Scotch whisky exports pushed above £1bn for the first time ever in 2017 which reflects the worldwide demand for Scotch whisky especially from the emerging markets of India and China, but also in the US. The traditional size of a spirits investment portfolio is between $130,000 and $13 million, making the market difficult for most investors to access.

Current market participants are limited to (i) personal wine and spirits collectors, (ii) fine wine and spirits retailers and (iii) fine wine and spirits managers who manage investor’s capital in portfolios. These market participants have limited outside participants through high initial investments, logistical challenges, and the need for industry expertise.

Our mission is to expand access and market participation to a broad range of wine and spirits enthusiasts and investors. Regulatory advancements have made it possible for the Company to offer investors the ability to invest in portfolios of fine wine and spirits. We think that both wine and spirits enthusiasts as well as savvy investors will be able to benefit from our diversified collections of selected wines. The Company does not anticipate to generate “Free Cash Flow” from the underlying assets, but may generate periodic income from the sale of a portion of the assets.  Most, if not all income will come at the end of the investment period (3-10 years) as assets are liquidated.

There are numerous methods to buy and sell the underlying assets. The primary buying methods are, (i) global and domestic wine and spirits merchants such as Bordeaux Index, (ii) global and domestic auction houses, such as Sotheby’s, K&L, and WineBid, and (iii) fine wine and spirits exchanges, such as the London International Vintner’s Exchange. The Company works with licensed wine merchants, auction houses, producers, and other partners. Although, the Company does not currently participate in international exchanges, we believe that we may need to source wines from international merchants. In the event of an international purchase, we intend to store the wines in a bonded warehouse within the country of purchase. This limits the taxes and tariffs paid on the assets.

Our Manager will seek to sell assets within one to ten years; provided that the Manager reasonably believes that price at which the asset is being sold is at a price which represents a profitable return for the investors. Methods to sell the collections include, but are not limited to, (i) global and domestic merchants, (ii) global and domestic auction houses and (iii) wine & spirits exchanges.  Although we currently do not operate an auction house or retailer, the Company may explore this option if the Manager believes such step would help recognize the best price for our interest holders.

Business of the Company

An investment in a Series of the Company represents an investment in that particular Series and thus indirectly in the underlying asset related to such Series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the assets related to that Series. However, we expect that the operations of the Company, including the issuance of additional Series of interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale.

The Company’s core competency is the identification, acquisition, marketing and management of investment grade fine wines and spirits for the benefit of investors.  These investments into the Company and each Series are promoted and marketed on the Vint Platform located at www.vint.co.  The Vint Platform provides a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhances the utility value of investing in these assets. The Company, with the support of the Manager and through the use of the Vint Platform, aims to provide:

-Investors with quality investments in a diverse portfolio of fine wines or spirits;

-Asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to asset sellers in offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the asset sellers; and

-Platform users with unique wine or spirits insights, research, and experiences.

Our objective is to become the leading marketplace for investing in investment grade fine wine & spirits and, through the Vint Platform, to provide investors with financial returns in a portfolio of fine wines or spirits commensurate with returns in individual fine wine or spirits assets, to enable deeper and more meaningful participation by fine wine or spirits enthusiasts in investing and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including fine wine and spirits. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. Covid-19 has exposed tremendous volatility in the public equity markets. Transparency continues to grow in the alternative asset industry and we believe the future for alternatives, including fine wine & spirits is promising.  In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

The fine wine and spirits market is experiencing secular tailwinds. The market has emerged from a conservative past into a more accepting present. The global share of fine wine has transitioned away from Bordeaux and Burgundy. According to data from the London International Vintner’s Exchange, Bordeaux’s regional trade share on their exchange has decreased over the last 10 years. The regions that are gaining share from Bordeaux include, Italy, Rhone, Champagne, and other regions. The fine wine market is valued around $5 billion (Morgan Stanley). Since 2003, the London International Vintner’s Exchange 1000 (a good proxy for the fine wine market) has an annualized annual return (10 year rolling periods) of 7.61% with volatility of 1.46% (Cult Wines).

The spirits market exhibits similar characteristics to that of the fine wine market. As per Frank Knight, “A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle” all exemplify the strength of the investable spirits market. Bordeaux Index reports annual returns for the Icon 100 index of 18% from 2008 to 2019. The nature of the slow production and maturation of whisky makes it very tough to keep up with demand and bottles disappearing from the market are not being replaced quickly enough.

There are three primary places to buy fine wine and spirits. Merchants have the largest share of the market with an estimated 70% share of the market. Notable merchants include Berry Brothers, Farr Vintners, K&L, and Bordeaux Index. Auction houses are the second largest player in the secondary market with an estimated 25% share of the market. Finally, exchanges are the smallest player in the secondary market, with and estimated 5% of the market. The secondary market lacks pricing transparency. We utilize public pricing lists, price aggregators, and exchange data to determine a fair value estimate of the average market value. This lack of pricing transparency creates wide spreads in the market between comparable wines and spirits. We look to utilize these spreads to source wines and spirits at attractive valuations, thereby maximizing the potential upside for our investors.

Our Manager

VinVesto, Inc., a Delaware corporation incorporated in June 2020 (which we refer to as “Vint”, “VinVesto” or our “Manager”), is the Manager of the Company and each Series of the Company. The Manager also owns and operates the website located at www.vint.co (“Vint Platform”) through which each Series of interests will be sold. The operating agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the holders of our interests.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the interest holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each Series have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each Series (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series. If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore each Series), the liquidation provisions of the operating agreement shall apply. In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of each Series.

See “Item 3 - Directors and Officers” of this Annual Report for additional information regarding the Manager.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist the Manager in identifying and acquiring fine wines & spirits, to assist our Series manager in managing the underlying assets and to advise the Manager and certain other matters associated with our business and the various Series. The Advisory Board currently has 3 individuals.

Operating Expenses

Upon a closing of a Series’ offering, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

•any and all ongoing fees, costs and expenses incurred in connection with the management of the underlying asset, including import taxes, income taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing, maintenance and utilization of the underlying asset;

•fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of interests (if applicable);

•fees, costs and expenses of a third party registrar and transfer agent appointed in connection with the Series of interests;

•fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of interests;

•any indemnification payments;

•any and all insurance premiums or expenses incurred in connection with the underlying asset,

•any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying asset).

If the Operating Expenses exceed the amount of revenues generated from the underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of the underlying asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in the Series in order to cover such additional amounts.

Indemnification of our Manager

The operating agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any Series or any interest holders for any act or omission taken by them in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series appoints the Manager to serve as Series manager to manage the underlying assets related to such Series pursuant to a Series management agreement (“Series Agreement”). Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our Series manager has sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our Series manager is authorized on behalf of each Series to, among other things:

•Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

•Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Series manager deems necessary to ensure the proper performance of its obligations under the Series Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Series manager necessary or desirable for the performance of any of the services under the Series Agreement; and

•Developing standards for the transportation and care of the underlying assets.

The Series Agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each Series will indemnify our Series manager and its affiliates, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Management Fee

There is no separate management fee. The Manager is compensated for its expenses and through a Sourcing Fee (unless waived by the Manager) from the gross offering proceeds of each Series offering as compensation for its efforts to identify and acquire Series assets.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the fine wine and spirits market. We source our wine and spirits using historic trends, projected trends, and a large database of metrics. We pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge, data analysis skills, or relationships to bring compelling investment opportunities to investors. It is our objective to acquire only the highest caliber assets (and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the investors.

We anticipate that our Advisory Board will assist in the identification of fine wine & spirits and in finding and identifying fine wine and spirits related service providers. This gives the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the fine wine and spirits market, as well as a network of partners to ensure the highest standards of care for the underlying assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, along with our Advisory Board, will attempt to select assets with known ownership history, pre-purchase inspections, and other related records. The Manager, along with our Advisory Board, also considers the condition and grading of the assets, historical significance, provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to our storage facilities. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria. Through the Company’s network and Advisory Board, we believe that we are able to identify and acquire fine wines and spirits of the highest quality and known provenance, with the intent of driving returns for investors in the Series of interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or brokers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs

Asset acquisition

The Company purchases the underlying assets for the Series through upfront purchases, purchase agreements, or purchase option agreements. The Company relies on the Manager for its asset selection criteria. The Manager relies upon market research and estimates of market value for the underlying assets through the network of price lists, www.winesearcher.com, auction houses, Bordeaux Index, and exchanges. The Manager’s sourcing process is designed to provide the Company options to acquire the wines at a reasonable price. The Company acquires the underlying assets from asset sellers with a combination of cash proceeds from the offering and, if elected, equity ownership in the Series associated with the asset (as negotiated in the purchase for such fine wines) and the asset would be held by, or for the benefit of, the applicable Series

Asset Management

Once we acquire an asset, it is insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we monitor increases in market value and keep investors informed of any portfolio updates.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, together with the Advisory Board, reviews asset selection criteria at least annually.

Through our network and Advisory Board, we believe that we are able to identify and acquire fine wines and spirits with the intent of driving returns for investors in the Series of interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of one to ten years. Until such that time the Series assets are liquidated (i.e. by being sold), liquidity for investors would only be obtained by transferring their interests in a Series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any Series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our Series manager, our Series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our Series manager may choose to sell the asset. As a result of a sale under any circumstances, our Series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the Series at that time).

Employees

The Manager has eight full-time employees.  The Manager also utilizes independent contractors and advisors to supplement its employee base. The Company does not have any employees.

Government Regulation

Regulation of the fine wine and spirits industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes. Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series of Interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

We source, store, and manage our underlying assets across the world. We use third party providers to assist in sourcing, storage, and management of the underlying assets. We work with Bordeaux Index, and other partners to manage international wine and spirits sourcing, storage, and insurance. Bordeaux Index is a fully licensed wine & spirits company in the United States and United Kingdom. Bordeaux Index provides sourcing assistance, storage, and sales channels, thus eliminating the need international licenses. The Manager and Company have acquired all licenses required to operate in the United States, and maintain a storage relationship with licensed storage facilities in the United States.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level and automatically renews annually. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. Because the underlying assets are held as long term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.

The Manager and the Company has an Online Retail License to sell spirits. The Manager has a relationship with international partners such as Bordeaux Index, Mark Littler LTD, and Octavian to manage investments in spirits. We may acquire additional state licensure, or sell our spirits through registered brokers, merchants, or auction houses.

Legal Proceedings

None of the Company, any Series, the Manager, our Series manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from sale of an asset	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of underlying assets (Note – the Manager has agreed, for each current Series offering, to assume, and not be reimbursed for, offering expenses incurred by the Series).
Legal expenses related to the submission of regulatory paperwork for a Series
Audit and accounting work related to the regulatory paperwork or a Series
Escrow agent fees for the administration of escrow accounts related to the offering
Compliance work including diligence related to the preparation of a Series
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets

Operating Expenses Indemnification Payments	Insurance of underlying asset as at time of acquisition
Preparation of marketing materials
Pre-purchase inspection
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan
Storage
Security (e.g., surveillance and patrols)
Custodial fees
Appraisal and valuation fees
	Insurance	Allocable pro rata to the value of each underlying asset
Maintenance
Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)
Audit, accounting and bookkeeping related to the reporting requirements of the Series

	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for the fiscal years ended December 31, 2024 and 2023 should be read in conjunction with our audited financial statements and the related notes included in this Annual Report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The Company was formed June 16, 2020 with the intention to acquire investment grade fine wine and spirits. We believe that these fine wine and spirits collections are highly stable assets with low historic volatility, and that low historic volatility does not limit the potential for upside returns in the fine wine market. Over the long term, fine wine has shown strong annual returns. For example, as per Cult Wines, the Liv-Ex 1000 has returned over 7% annually, on a rolling 10-year basis, with a volatility of 1.46%. Further, Forbes reports that “Fine Wine Investing Counters Volatility of ‘Stock-Dominated’ Portfolios”, and the S&P Global Market Intelligence site has noted recently that “Fine wine is one of the few luxury goods that has withstood the severe hit to assets triggered by the coronavirus pandemic.” As per the Frank Knight 2019 Wealth Report, a 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle.

Since its formation in June 2020, the Company, through its Manager, has been engaged primarily in acquiring a collection of investment grade fine wine and spirits, and developing the financial, offering and other materials to begin fundraising. We believe we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

To date, we have established over 94 Series that have acquired various investment grade fine wine and spirits, and have made a total of $356,787.83 in distributions to investors in our Series.

Operating Results

Revenues

Revenues are generated at the Series level. During the year ended December 31, 2024, twenty-four (24) Series of our Company generated a combined total revenues of $164,889, all of which was generated from the partial sale of underlying assets in the Series. During the year ended December 31, 2023, six (6) Series of our Company generated combined total revenues of $108,667.32. The increase in revenues during the year ended December 31, 2024 compared to the year ended December 31, 2023 was primarily the result of an increase in the sales of the underlying assets of our Series.

Operating Expenses

Operating expenses are incurred at the Series level. From inception, the Company and the Series have financed their business activities through capital contributions from the Manager to the Company and the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any operating deficits through additional capital contributions or the issuance of additional Interests in any individual Series, as required.

Aggregate operating expenses incurred by each Series during the year ended December 31, 2024 were $141,598 as compared to $748,164 in total operating expenses for the year ended December 31, 2024. The decrease in operating expenses in 2024 compared to 2023 is the primarily the result of a decrease in the number of offerings of new Series of our Company. During the year ended December 31, 2024, the Company did not authorize any new Series, and conducted zero (0) new Series offerings - compared to the 49 Series offerings that were commenced and closed in 2023. This led to a significant reduction in offering expenses (i.e. broker-dealer expenses and Sourcing Fees) in 2024 compared to 2023, which is the primary reason for the significantly lower operating expenses in 2024 compared to 2023.

Operating expenses incurred by Series during the years ended December 31, 2024 and 2023 were comprised of the storage and insurance, Sourcing Fees (and series interests issued to the Manager), and broker-dealer expenses paid to the Manager, as summarized in the tables below.

Operating Results for the year ended December 31, 2024

			Expenses
Series	Revenue ($)	Cost of Goods Sold	Storage and Insurance ($)	Broker Dealer ($)	Sourcing Fee ($)	Audit and Tax ($)	Net Income / Loss ($)
VV-0001	0	0	0	0	0	3,575	-3,575
VV-PNST	0	0	0	0	0	821	-821
VV-STEML	4,987	3,386	0	0	0	862	739
VV-SUPR	0	0	0	0	0	1,273	-1,273
VV-CHAM	8,710	6,058	0	0	0	4,451	-1,799
VV-BDX	0	0	0	0	0	1,465	-1,465
VV-MACAL	0	0	0	0	0	966	-966
VV-SPAN	8,064	5,820	0	0	0	1,199	1,045
VV-BOWCK	0	0	0	0	0	11,302	-11,302
VV-FUTUR	0	0	0	0	0	1,273	-1,273
VV-DRC	0	0	0	0	0	1,557	-1,557
VV-NAPA	0	0	0	0	0	1,614	-1,614
VV-RHONE	4,671	949	0	0	0	1,739	1,983
VV-PTRS	0	0	0	0	0	330	-330
VV-JPWY	0	0	0	0	0	2,125	-2,125
VV-PDMT	0	0	0	0	0	1,756	-1,756
VV-BOD10	1,595	1,067	0	0	0	1,131	-603
VV-ROSE	773	553	0	0	0	466	-246
VV-GPS	0	0	0	0	0	1,466	-1,466
VV-LAF10	0	0	0	0	0	1,375	-1,375
VV-JYFT	0	0	0	0	0	241	-241
VV-MR19	0	0	0	0	0	318	-318
VV-BDMA	12,006	9,115	0	0	0	489	2,403
VV-DRCH	0	0	0	0	0	602	-602
VV-MACAL50	0	0	0	0	0	1,307	-1,307
VV-GERM	0	0	0	0	0	602	-602
VV-LR15	0	0	0	0	0	796	-796
VV-JSCV	0	0	0	0	0	693	-693
VV-SCRV	0	0	0	0	0	1,489	-1,489
VV-CDCV	455	346	0	0	0	432	-323
VV-CB100	0	0	0	0	0	648	-648
VV-KGC1	0	0	0	0	0	852	-852
VV-DRC15	0	0	0	0	0	864	-864
VV-CHBL1	20,561	14,731	0	0	0	484	5,346
VV-BDXM1	2,517	1,678	0	0	0	2,273	-1,434
VV-PFGV	11,374	6,353	0	0	0	932	4,089
VV-WBURG	8,098	5,235	0	0	0	1,568	1,294
VV-KGC2	0	0	0	0	0	1,796	-1,796
VV-MACAL2	0	0	0	0	0	1,193	-1,193
VV-MVRW	0	0	0	0	0	1,762	-1,762

VV-DRCRC1	0	0	0	0	0	1,137	-1,137
VV-CDVM	0	0	0	0	0	1,137	-1,137
VV-MACAL3	0	0	0	0	0	1,477	-1,477
VV-POM1	0	0	0	0	0	1,481	-1,481
VV-BXEP21	1,575	1,091	0	0	0	2,614	-2,129
VV-DRCH17	0	0	0	0	0	1,000	-1,000
VV-MACFC	0	0	0	0	0	750	-750
VV-BOW50	0	0	0	0	0	682	-682
VV-CCC1	0	0	0	0	0	989	-989
VV-TLC1	0	0	0	0	0	898	-898
VV-RTBC	0	0	0	0	0	1,159	-1,159
VV-MARG1	0	0	0	0	0	1,114	-1,114
VV-SAIC	3,310	1,836	0	0	0	773	701
VV-BDX2K	39,582	24,470	0	0	0	2,000	13,112
VV-DRCH14	0	0	0	0	0	818	-818
VV-HAWV	0	0	0	0	0	602	-602
VV-MACAL4	0	0	0	0	0	909	-909
VV-LAF19	0	0	0	0	0	523	-523
VV-KGC3	0	0	0	0	0	977	-977
VV-KGC4	0	0	0	0	0	727	-727
VV-DP08	0	0	0	0	0	966	-966
VV-DL19	0	0	0	0	0	716	-716
VV-DRC09	0	0	0	0	0	1,193	-1,193
VV-ITRC	5,075	3,699	0	0	0	830	546
VV-BOW2	0	0	0	0	0	636	-636
VV-KCSK	0	0	0	0	0	0	0
VV-YAM1	0	0	0	0	0	443	-443
VV-LBV1	0	0	0	0	0	1,159	-1,159
VV-SCC1	0	0	0	0	0	677	-677
VV-GUGL1	2,148	1,697	0	0	0	693	-243
VV-DRCH19	0	0	0	0	0	2,205	-2,205
VV-BOMA	0	0	0	0	0	796	-796
VV-KGC5	0	0	0	0	0	602	-602
VV-CHJC	1,566	1,147	0	0	0	784	-365
VV-HIB1	0	0	0	0	0	739	-739
VV-HBC1	0	0	0	0	0	1,387	-1,387
VV-LAT1	775	594	0	0	0	932	-751
VV-SPAN2	6,328	4,544	0	0	0	818	965
VV-KGC6	0	0	0	0	0	739	-739
VV-SCC2	0	0	0	0	0	1,284	-1,284
VV-GCW1	4,220	2,993	0	0	0	597	630
VV-MACAL5	0	0	0	0	0	2,443	-2,443
VV-HCC1	0	0	0	0	0	1,341	-1,341
VV-CALC1	0	0	0	0	0	1,137	-1,137
VV-MACAL6	0	0	0	0	0	1,284	-1,284
VV-RBV1	8,421	4,958	0	0	0	1,080	2,383

VV-SUPR2	5,164	3,549	0	0	0	563	1,052
VV-AMW1	0	0	0	0	0	1,477	-1,477
VV-JPNW	0	0	0	0	0	568	-568
VV-KKCSK	0	0	0	0	0	0	0
VV-RUM1	0	0	0	0	0	932	-932
VV-HPHH	0	0	0	0	0	1,023	-1,023
VV-RB22	0	0	0	0	0	636	-636
VV-CHAM2	0	0	0	0	0	1,102	-1,102
VV-BURGS1	0	0	0	1,000	13,698	1,137	-15,835
VV-CDP1	2,915	2,075		600	10,845	682	-11,288
TOTAL OPERATING RESULTS	164,889	107,945	0	1,600	24,543	115,455	-84,654

Operating Results for the year ended December 31, 2023

Series	Revenue ($)	Cost of Goods Sold	Expenses			Net Income / Loss ($)
			Storage and Insurance ($)	Broker Dealer ($)	Sourcing Fee ($)
VV-0001	0	0	0	0	0	0
VV-PNST	0	0	0	0	0	0
VV-STEML	0	0	0	0	0	0
VV-SUPR	22,320	15,843	0	0	0	6,477
VV-CHAM	0	0	0	0	0	0
VV-BDX	31,200	21,965	0	0	0	9,235
VV-MACAL	0	0	0	0	0	0
VV-SPAN	15,300	10,771	0	0	0	4,529
VV-BOWCK	0	0	0	0	0	0
VV-FUTUR	0	0	0	0	0	0
VV-DRC	0	0	0	0	0	0
VV-NAPA	0	0	0	0	0	0
VV-RHONE	0	0	0	0	0	0
VV-PTRS	0	0	0	0	0	0
VV-JPWY	0	0	0	0	0	0
VV-PDMT	0	0	0	0	0	0
VV-BOD10	0	0	0	0	0	0
VV-ROSE	0	0	0	0	0	0
VV-GPS	0	0	0	0	0	0
VV-LAF10	0	0	0	0	0	0
VV-JYFT	0	0	0	0	0	0
VV-MR19	0	0	0	0	0	0
VV-BDMA	0	0	0	0	0	0
VV-DRCH	0	0	0	0	0	0
VV-MACAL50	0	0	0	0	0	0
VV-GERM	0	0	0	0	0	0
VV-LR15	0	0	0	0	0	0
VV-JSCV	0	0	0	0	0	0
VV-SCRV	0	0	0	0	0	0
VV-CDCV	0	0	0	0	0	0
VV-CB100	0	0	0	0	0	0
VV-KGC1	0	0	0	0	0	0
VV-DRC15	0	0	0	0	0	0
VV-CHBL1	7,201	4,562	0	0	0	2,639
VV-BDXM1	0	0	0	0	0	0

VV-PFGV	0	0	0	0	0	0
VV-WBURG	0	0	0	0	0	0
VV-KGC2	0	0	0	0	0	0
VV-MACAL2	0	0	0	0	0	0
VV-MVRW	0	0	0	0	0	0
VV-DRCRC1	0	0	0	0	0	0
VV-CDVM	0	0	0	0	0	0
VV-MACAL3	0	0	0	0	0	0
VV-POM1	14,036	9,760	0	0	0	4,276
VV-BXEP21	0	0	0	2,300	30,592	-32,892
VV-DRCH17	18,610	13,007	0	880	11,974	-7,250
VV-MACFC	0	0	0	660	10,168	-10,828
VV-BOW50	0	0	0	600	20,880	-21,480
VV-CCC1	0	0	0	870	12,368	-13,238
VV-TLC1	0	0	0	790	10,997	-11,787
VV-RTBC	0	0	0	1,020	15,068	-16,088
VV-MARG1	0	0	0	980	13,632	-14,612
VV-SAIC	0	0	0	680	14,248	-14,928
VV-BDX2K	0	0	0	1,760	24,858	-26,618
VV-DRCH14	0	0	0	720	6,356	-7,076
VV-HAWV	0	0	0	530	4,919	-5,449
VV-MACAL4	0	0	0	800	21,624	-22,424
VV-LAF19	0	0	0	460	7,558	-8,018
VV-KGC3	0	0	0	860	5,678	-6,538
VV-KGC4	0	0	0	640	20,022	-20,662
VV-DP08	0	0	0	850	10,709	-11,559
VV-DL19	0	0	0	630	8,667	-9,297
VV-DRC09	0	0	0	1,050	11,685	-12,735
VV-ITRC	0	0	0	730	12,254	-12,984
VV-BOW2	0	0	0	560	15,316	-15,876
VV-KCSK	0	0	0	3,150	53,850	-57,000
VV-YAM1	0	0	0	390	8,493	-8,883
VV-LBV1	0	0	0	1,020	14,412	-15,432
VV-SCC1	0	0	0	595	5,722	-6,317
VV-GUGL1	0	0	0	610	8,447	-9,057
VV-DRCH19	0	0	0	1,940	22,956	-24,896
VV-BOMA	0	0	0	700	5,930	-6,630
VV-KGC5	0	0	0	530	5,669	-6,199
VV-CHJC	0	0	0	690	7,911	-8,601
VV-HIB1	0	0	0	650	10,387	-11,037
VV-HBC1	0	0	0	1,220	14,586	-15,806
VV-LAT1	0	0	0	820	8,544	-9,364
VV-SPAN2	0	0	0	720	8,892	-9,612
VV-KGC6	0	0	0	650	8,245	-8,895
VV-SCC2	0	0	0	1,130	13,863	-14,993
VV-GCW1	0	0	0	525	6,215	-6,740
VV-MACAL5	0	0	0	2,150	35,500	-37,650
VV-HCC1	0	0	0	1,180	18,814	-19,994
VV-CALC1	0	0	0	1,000	10,407	-11,407
VV-MACAL6	0	0	0	1,130	22,829	-23,959
VV-RBV1	0	0	0	950	12,467	-13,417
VV-SUPR2	0	0	0	495	5,432	-5,927
VV-AMW1	0	0	0	1,300	19,364	-20,664
VV-JPNW	0	0	0	500	7,736	-8,236
VV-KKCSK	0	0	0	1,250	23,750	-25,000
VV-RUM1	0	0	0	820	14,207	-15,027
VV-HPHH	0	0	0	900	17,070	-17,970

VV-RB22	0	0	0	560	7,264	-7,824
VV-CHAM2	0	0	0	970	12,714	-13,684
VV-BURGS1	0	0	0	0	0	0
TOTAL OPERATING RESULTS	108,667	75,908	0	46,915	701,249	-715,405

During the years ended December 31, 2024 and 2023, each individual Series listed in the table below became responsible for its own operating expenses at the close of its respective offering. Pre-closing operating expenses of a Series were incurred on the books of the Company, and post-closing operating expenses of a Series were incurred and recorded on the books of the Series. Our Manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each Series offering.

Acquisition Expenses

The following table summarizes the cost of collectible assets incurred by the Series which completed their offerings during the year ended December 31, 2024 and 2023, as applicable:

Acquisition Expenses (Cost of Collectible Assets)	Year Ended December 31, 2024	Year Ended December 31, 2023
	($)	($)
VV-BXEP21	$0	$193,198
VV-DRCH17	$0	$60,643
VV-MACFC	$0	$54,050
VV-BOW50	$0	$37,500
VV-CCC1	$0	$72,283
VV-TLC1	$0	$65,870
VV-RTBC	$0	$84,178
VV-MARG1	$0	$81,722
VV-SAIC	$0	$51,916
VV-DRCH14	$0	$63,700
VV-HAWV	$0	$46,650
VV-MACAL4	$0	$56,216
VV-LAF19	$0	$37,200
VV-KGC3	$0	$78,000
VV-KGC4	$0	$42,250
VV-DP08	$0	$71,996
VV-DL19	$0	$52,632
VV-DRC09	$0	$90,480
VV-ITRC	$0	$58,775
VV-BOW2	$0	$39,172
VV-KCSK	$0	$258,000
VV-YAM1	$0	$29,454
VV-LBV1	$0	$84,834
VV-SCC1	$0	$52,172
VV-GULG1	$0	$50,906

VV-DRCH19	$0	$165,806
VV-BOMA	$0	$62,180
VV-KGC5	$0	$45,900
VV-CHJC	$0	$59,226
VV-HIB1	$0	$52,858
VV-HBC1	$0	$104,120
VV-LAT1	$0	$71,232
VV-SPAN2	$0	$61,164
VV-KGC6	$0	$55,000
VV-SCC2	$0	$96,086
VV-GCW1	$0	$44,868
VV-MACAL5	$0	$173,696
VV-HCC1	$0	$96,000
VV-CALC1	$0	$86,893
VV-MACAL6	$0	$87,120
VV-RBV1	$0	$79,968
VV-SUPR2	$0	$42,732
VV-AMW1	$0	$107,126
VV-JPNW	$0	$40,914
VV-KKCSK	$0	$100,000
VV-RUM1	$0	$65,579
VV-HPHH	$0	$70,500
VV-RB22	$0	$47,224
VV-CHAM2	$0	$81,667
VV-BURGS1	$83,602	$0
VV-CDP1	$47,535	$0

In total, for the year ended December 31, 2024, the Series reimbursed the Manager a total of $131,137, for the cost of the collectible assets held by the Series.

Net Loss

As a result of the foregoing, a total net loss of $84,654 was incurred during the year ended December 31, 2024 by all of the Series on a collective basis– a significant decrease in net loss compared to a net loss of $715,405 for the year ended December 31, 2023.

Liquidity and Capital Resources

From inception, our Company and each Series have financed their business activities through capital contributions to the Company and individual Series from our Manager. Our Company and each Series expect to continue to have access to capital financing from our Manager going forward. However, there is no obligation or assurance that our Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, our Manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual Series. There can be no assurance that our Manager will continue to fund such expenses. These factors raise substantial doubt about our Company’s ability to continue as a going concern for the twelve months following the date of this Annual Report.

Collectively, our Series had $225,686 in cash and cash equivalents as of December 31, 2024 to cover future operating expenses.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of one to ten years. Until such that time the Series assets are liquidated (i.e. by being sold), liquidity for investors would only be obtained by transferring their interests in a Series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any Series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors. However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS. Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors.

Should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our Series manager, our Series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our Series manager may choose to sell the asset. As a result of a sale under any circumstances, our Series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the Series at that time).

Cash and Cash Equivalent Balances

As of December 31, 2024, and 2023, our Company itself had no cash or cash equivalents on hand. Cash is held at the Series level. On a total consolidated basis, as of December 31, 2024 the Series collectively had $225,686 in cash on hand, as compared to $174,702 in cash on hand as of December 31, 2023. The following table summarizes the cash and cash equivalents by Series:

	Cash and Cash Equivalents as of December 31, 2024	Cash and Cash Equivalents as of December 31, 2023
	($)	($)
VV-0001	-684.56	2,890.41
VV-PNST	407.03	1,228.00
VV-STEML	5,414.43	1,289.00
VV-SUPR	1,507.91	2,780.50
VV-CHAM	10,419.92	6,160.86
VV-BDX	1,555.96	3,021.00
VV-MACAL	478.96	1,445.00
VV-SPAN	9,099.01	2,233.78
VV-BOWCK	440.63	11,742.96
VV-FUTUR	631.11	1,904.00
VV-DRC	771.98	2,329.00
VV-NAPA	4,488.41	6,102.26
VV-RHONE	5,533.36	2,601.00
VV-PTRS	163.4	493
VV-JPWY	1,053.72	3,179.00
VV-PDMT	871.42	2,627.00

VV-BOD10	2,155.84	1,692.00
VV-ROSE	1003.66	697
VV-GPS	726.90	2,193.00
VV-LAF10	681.81	2,057.00
VV-JYFT	119.32	360
VV-MR19	157.77	476
VV-BDMA	12248.36	731
VV-DRCH	298.65	901
VV-MACAL50	648.01	1,955.00
VV-GERM	1,443.25	2,045.60
VV-LR15	394.44	1,190.00
VV-JSCV	343.73	1,037.00
VV-SCRV	738.17	2,227.00
VV-CDCV	669.05	646
VV-CB100	321.19	969
VV-KGC1	423.61	1,276.00
VV-DRC15	428.26	1,292.00
VV-CHBL1	21,673.36	1,596.18
VV-BDXM1	3,644.12	3,400.00
VV-PFGV	11,835.19	1,393.00
VV-WBURG	8,875.45	2,346.00
VV-KGC2	890.32	2,686.00
VV-MACAL2	591.66	1,785.00
VV-MVRW	873.40	2,635.00
VV-DRCRC1	563.50	1,700.00
VV-CDVM	563.50	1,700.00
VV-MACAL3	732.53	2,210.00
VV-POM1	3,248.26	5,898.88
VV-BXEP21	2,871.31	3,910.00
VV-DRCH17	1,793.64	2,793.76
VV-MACFC	371.91	1,122.00
VV-BOW50	338.08	1,020.00
VV-CCC1	490.22	1,479.00
VV-TLC1	445.16	1,343.00
VV-RTBC	574.77	1,734.00
VV-MARG1	552.22	1,666.00
VV-SAIC	3,692.76	1,156.00
VV-BDX2K	40,574.09	2,992.00
VV-DRCH14	405.70	1,224.00
VV-HAWV	298.65	901

VV-MACAL4	450.80	1,360.00
VV-LAF19	259.21	782
VV-KGC3	484.59	1,462.00
VV-KGC4	360.63	1,088.00
VV-DP08	478.96	1,445.00
VV-DL19	354.99	1,071.00
VV-DRC09	591.66	1,785.00
VV-ITRC	5,486.35	1,241.00
VV-BOW2	315.56	952
VV-KCSK	0	0
VV-YAM1	219.76	663
VV-LBV1	574.77	1,734.00
VV-SCC1	334.45	1,011.00
VV-GUGL1	2491.31	0
VV-DRCH19	1,093.18	3,298.00
VV-BOMA	394.44	1,190.00
VV-KGC5	298.65	901
VV-CHJC	1,954.45	1,173.00
VV-HIB1	366.27	1,105.00
VV-HBC1	687.45	2,074.00
VV-LAT1	1,247.09	1,404.00
VV-SPAN2	6,733.75	1,224.00
VV-KGC6	366.27	1,105.00
VV-SCC2	636.75	1,921.00
VV-GCW1	4514.49	892
VV-MACAL5	1,211.18	3,654.00
VV-HCC1	664.91	2,006.00
VV-CALC1	563.50	1,700.00
VV-MACAL6	636.75	1,921.00
VV-RBV1	8,956.09	1,615.00
VV-SUPR2	5441.92	841
VV-AMW1	732.53	2,210.00
VV-JPNW	281.74	850
VV-KKCSK	0	0
VV-RUM1	462.06	1,394.00
VV-HPHH	507.15	1,530.00
VV-RB22	315.56	952
VV-CHAM2	546.58	1,649.00
VV-BURGS1	563.5	0
VV-CDP1	3,252.62	0

Cash and cash equivalents held by these Series are generally used to cover operating expenses, storage, and insurance expenses.

Series Distributions

The Series pay distributions from the cash generated from sale of the collectible assets. During the year ended December 31, 2024, the Series paid $0 in distributions as compared to $102,342.86 during the year ended December 31, 2023. The distributions made by each Series during the years ended December 31, 2024 and 2023 is set forth in the table below.

	Distributions made during the year ended December 31, 2024 ($)	Distributions made during the year ended December 31, 2023 ($)
VV-0001	0	106.94
VV-PNST	0	0
VV-STEML	0	0
VV-SUPR	0	20,919.50
VV-CHAM	0	3,340.06
VV-BDX	0	29,624
VV-MACAL	0	0
VV-SPAN	0	14,494.22
VV-BOWCK	0	0
VV-FUTUR	0	0
VV-DRC	0	0
VV-NAPA	0	423.64
VV-RHONE	0	0
VV-PTRS	0	0
VV-JPWY	0	0
VV-PDMT	0	0
VV-BOD10	0	0
VV-ROSE	0	0
VV-GPS	0	0
VV-LAF10	0	0
VV-JYFT	0	0
VV-MR19	0	0
VV-BDMA	0	0
VV-DRCH	0	0
VV-MACAL50	0	0
VV-GERM	0	0
VV-LR15	0	0
VV-JSCV	0	0
VV-SCRV	0	0

VV-CDCV	0	0
VV-CB100	0	0
VV-KGC1	0	0
VV-DRC15	0	0
VV-CHBL1	0	6,114.90
VV-BDXM1	0	0
VV-PFGV	0	0
VV-WBURG	0	0
VV-KGC2	0	0
VV-MACAL2	0	0
VV-MVRW	0	0
VV-DRCRC1	0	0
VV-CDVM	0	0
VV-MACAL3	0	0
VV-POM1	0	10,006.92
VV-BXEP21	0	0
VV-DRCH17	0	17,312.68
VV-MACFC	0	0
VV-BOW50	0	0
VV-CCC1	0	0
VV-TLC1	0	0
VV-RTBC	0	0
VV-MARG1	0	0
VV-SAIC	0	0
VV-BDX2K	0	0
VV-DRCH14	0	0
VV-HAWV	0	0
VV-MACAL4	0	0
VV-LAF19	0	0
VV-KGC3	0	0
VV-KGC4	0	0
VV-DP08	0	0
VV-DL19	0	0
VV-DRC09	0	0
VV-ITRC	0	0
VV-BOW2	0	0
VV-KCSK	0	0
VV-YAM1	0	0
VV-LBV1	0	0

VV-SCC1	0	0
VV-GUGL1	0	0
VV-DRCH19	0	0
VV-BOMA	0	0
VV-KGC5	0	0
VV-CHJC	0	0
VV-HIB1	0	0
VV-HBC1	0	0
VV-LAT1	0	0
VV-SPAN2	0	0
VV-KGC6	0	0
VV-SCC2	0	0
VV-GCW1	0	0
VV-MACAL5	0	0
VV-HCC1	0	0
VV-CALC1	0	0
VV-MACAL6	0	0
VV-RBV1	0	0
VV-SUPR2	0	0
VV-AMW1	0	0
VV-JPNW	0	0
VV-KKCSK	0	0
VV-RUM1	0	0
VV-HPHH	0	0
VV-RB22	0	0
VV-CHAM2	0	0
VV-BURGS1	0	0
VV-CDP1	0	0
TOTAL	0	102,342.86

Series Subscriptions

The Company issues securities under its Regulation A offerings for the underlying Series to finance the acquisition of the assets.  As of December 31, 2024, the following Series have issued the following interests and have received the following amounts in subscriptions.

Series	Weighted average membership interest (units)	Subscriptions ($)
VV-PNST	2,000	$46,000
VV-SUPR	1,986	$71,496
VV-CHAM	1,460	$73,000
VV-STEML	6,450	$64,500
VV-MACAL	1,700	$85,000
VV-BOWCK	2,000	$94,000
VV-FUTUR	1,600	$112,000
VV-BDX	2,125	$85,000
VV-SPAN	1,400	$84,000
VV-DRC	5,480	$137,000
VV-NAPA	2,840	$142,000
VV-RHONE	3,825	$153,000
VV-PDMT	3,090	$154,500
VV-JPWY	5,500	$187,000
VV-PTRS	500	$29,000
VV-ROSE	1,000	$41,000
VV-BOD10	1,990	$99,500
VV-WBURG	4,600	$138,000
VV-GERM	1,000	$53,000
VV-LAF10	1,210	$121,000
VV-MACAL50	5,750	$115,000
VV-JYFT	800	$24,000
VV-GPS	3,000	$129,000
VV-BDMA	860	$43,000
VV-CDCV	760	$38,000
VV-DRCH	530	$53,000
VV-MR19	280	$28,000
VV-SCRV	1,310	$131,000
VV-BDXM1	4,000	$200,000
VV-CB100	570	$57,000
VV-JSCV	610	$61,000
VV-KGC1	1,500	$75,000
VV-LR15	700	$70,000
VV-PFGV	1,640	$82,000
VV-BDX2K	1,760	$176,000
VV-BXEP21	4,600	$230,000

VV-CDVM	1,000	$100,000
VV-CHBL1	600	$30,000
VV-DRC15	760	$76,000
VV-DRCRC1	1,000	$100,000
VV-KGC2	1,580	$158,000
VV-MACAL2	1,050	$105,000
VV-MACAL3	1,300	$130,000
VV-MVRM	3,100	$155,000
VV-POM1	1,100	$110,000
VV-BOW50	600	$60,000
VV-CCC1	870	$87,000
VV-DL19	630	$63,000
VV-DRCH17	880	$88,000
VV-HAWV	1,060	$53,000
VV-LAF19	920	$46,000
VV-MACFC	1,320	$66,000
VV-MARG1	980	$98,000
VV-RTBC	1,020	$102,000
VV-SAIC	680	$68,000
VV-TLC1	790	$79,000
VV-BOW2	1,120	$56,000
VV-DP08	1,700	$85,000
VV-DRC09	1,050	$105,000
VV-DRCH14	1,440	$72,000
VV-DRCH19	1,940	$194,000
VV-ITRC	1,460	$73,000
VV-KCSK	3,150	$315,000
VV-KGC3	860	$86,000
VV-KGC4	1,280	$64,000
VV-MACAL4	800	$80,000
VV-YAM1	780	$39,000
VV-BOMA	700	$70,000
VV-CHJC	690	$69,000
VV-GUGL1	610	$61,000
VV-HBC1	1,220	$122,000
VV-HIB1	650	$65,000
VV-KGC5	530	$53,000
VV-LAT1	820	$82,000
VV-LBV1	1,020	$102,000
VV-RBV1	950	$95,000
VV-SCC1	595	$59,500
VV-SPAN2	720	$72,000

VV-KGC6	650	$65,000
VV-AMW1	1,300	$130,000
VV-CALC1	1,000	$100,000
VV-CHAM2	970	$97,000
VV-GCW1	525	$52,500
VV-HCC1	1,180	$118,000
VV-MACAL5	2,150	$215,000
VV-MACAL6	1,130	$113,000
VV-PNTC1	690	$69,000
VV-SCC2	1,130	$113,000
VV-SUPR2	495	$49,500
VV-RB22	560	$56,000
VV-KKCSK	1,250	$125,000
VV-RUM1	820	$82,000
VV-HPHH	900	$90,000
VV-JPNW	500	$50,000
VV-BURGS1	1,000	$100,000
VV-CDP1	600	$60,000

Off-Balance Sheet Arrangements

We did not have during the years ended December 31, 2024 and 2023, and we do not currently have, any off-balance sheet arrangements.

Plan of Operations

The Company has commenced operations. All assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closing are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to the Series will not transfer to each series until such time as a Closing for each series has occurred.

As of the date of this Annual Report, the Company has no open Series offerings.

The Company does not currently intend to launch any new Series. Instead, the Company plans to concentrate its resources and efforts on the active management of the existing Series and their underlying assets, which primarily consist of fine wine and rare spirits. The Company’s management strategy will include maintaining optimal storage conditions, ensuring comprehensive insurance coverage, and conducting periodic reviews of the asset portfolio to monitor performance and identify opportunities for value enhancement.

A key component of the Company’s operational focus will be the ongoing evaluation of market conditions to identify potential exit opportunities. The Company will seek to opportunistically monetize assets when market dynamics are favorable, with the objective of maximizing returns for Series investors. Exit strategies may include private sales, auctions, bulk portfolio sales, or other transaction structures deemed to be in the best interest of the Series and their investors.

The Company believes that by emphasizing proactive asset management and strategic exits rather than expanding through the launch of additional Series, it can better position the existing Series for long-term success and deliver improved outcomes for investors.

Trend Information

Subsequent to December 31, 2023, we have not launched offerings for any additional Series. We do not presently anticipate launching additional offerings of Series. As described above, the Company plans to concentrate its resources and efforts on the active management of the existing Series and their underlying assets, including ongoing evaluation of market conditions to identify potential exit opportunities. During the year ended December 31, 2024, twenty-four (24) Series of our Company generated a combined total revenues of $164,889, all of which was generated from the partial sale of underlying assets in those Series.

Item 3. Directors and Officers

The Manager

The Manager of the Company is VinVesto, Inc., a Delaware corporation formed on June 16, 2020. The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager has established a Board of Directors and an Advisory Board that will make decisions with respect to all asset acquisitions and dispositions. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series and other underlying assets, and evaluating potential sale offers, which may lead to the liquidation of the Series or other Series as the case may be. The Company will follow guidelines adopted by the Manager and implement policies set forth in the operating agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Members.

The Manager performs its duties and responsibilities pursuant to our operating agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include: Asset Sourcing, Acquisition, and Disposition Services:

-Together with members of the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

-Manage the Company’s asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors and brokers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of assets with Asset Sellers, and associated brokers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

-The Manager will acquire the wines or spirits from the Asset Seller and will be compensated by the Company with the cash raised from the completed offering. Services in Connection with an Offering:

-Create and manage all Series of interest for offerings related to Underlying Assets on the Vint Platform;

-Develop offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with lawyers, accountants and escrow agents as necessary in such processes;

-Prepare all marketing materials related to offerings and obtain approval for such materials;

-Coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any offerings;

-All other necessary offering related services;

Asset Monetization Services

-Create and manage all revenue

-generating events and determine participation in such programs by any underlying assets;

-evaluate and enter into service provider contracts related to the operation of revenue-generating events;

-allocate revenues and costs related to revenue-generating events to the appropriate Series in accordance with our allocation policy;

-approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

-Provide any appropriate updates related to underlying assets or offerings electronically or through the Vint Platform;

-Manage communications with Members, including answering emails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing support and services to our investors;

-Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in connection with the underlying assets and the general fine wine and spirits market;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;

-Provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto and

- Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, and directors of the Manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Nicholas King	Chief Executive Officer & Director of Manager	27	June 2020-Present	N/A
Patrick Sanders	Chief Technology Officer & Director of Manager	28	June 2020-Present	N/A
Adam Lapierre	Chief Operating Officer	46	April 2023-Present	N/A

Nicholas King. Mr. King has been CEO of Vint since its founding in June 2020. He has performed extensive primary and secondary research on the fine wine and spirits investment market. As CEO of Vint, Mr. King’s role consists of marketing, fundraising, and asset acquisition strategies.

While CEO of Vint, Mr. King was also an Associate Analyst with TSW. TSW is a value investment firm with over 75 employees. With TSW, Mr. King was responsible for investment due diligence, investment analysis, and research. Nick was not in a supervisory position. The skills gained at this role has equipped him with strong analytical skills, the ability to source investment opportunities, and the foundation to a strong value investing framework. Mr. King’s role with TSW began July 1, 2019, and ended March 12th, 2021. Mr. King passed the Chartered Financial Analyst Level 1 exam in December 2019.

Prior to the associate analyst role with TSW, Mr. King held positions at a Taylor Hoffman wealth management group (May 2018-August 2018), Slice Capital crowdfunding startup] from February 2018 to May 2018, and K&A Affiliates search fund] from October 2017 to January 2018.

Mr. King is a graduate from the University of Virginia with a degree in Financial Economics.

Patrick Sanders. Mr. Sanders was an Associate Data Engineer with Capital One from August 2019 to December 2020. Prior to Capital One, Mr. Sanders was a Software Engineer intern at Carmax from May 2018 to August 2018. Mr. Sanders has a BS in Computer Science and Mathematics from the University of Virginia.

Adam Lapierre. Adam has served as the Chief Operating Officer since April 2023. Prior to that, he served as our Director of Wine, starting in June 2022. Adam is one of the foremost experts in the fine wine world. From 2018 to 2022, Adam served as the Director of Procurement, Chief Wine Officer, and President at Vinfolio, a large fine wine retailer and storage provider. From 2015 to 2018, Adam served in senior purchasing positions at Lidl. Prior to Lidl, Adam was at Frederick Wildman & Sons for 7 years as a part of their fine wine sales team.

In 2013, Adam received is Master of Wine Diploma, Viticulture and Enology, Business of Wine from the Institute of Masters of Wine. Adam is 1 of 57 Masters of Wine in the United States.

There are no family relationships between any manager, director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our Managers’ or their respective directors or executive officers has, during the past five years:

•been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

•had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Board

The Company has an Advisory Board which will assist our Manager and Series manager.  Our Advisory Board includes the following persons:

Miles Davis, Advisor

Miles Davis, Advisor at Vint. Miles has over 15 years of experience in the fine wine market. Currently, he works at Wine Owners, one of the leading wine cellar management and marketplace companies (Jan 2019-Present). Prior to Wine Owners, Miles founded WAM Capital, focused on private company fundraising (Jan 2015-Present). Most notably, he was one of two partners at Wine Asset Managers LLP, jointly responsible for managing The Fine Wine Fund and The Fine Wine Investment Fund, from August 2006 - December 2016. Miles has experience managing nearly $30 million worth of fine wine. Miles is one of a very few individuals to manage a fine wine fund and provides Vint with a strong perspective on the global fine wine market.

Kevin Sidders, Advisor

Kevin is the President of Vinconnect (January 2011-Present). VinConnect enables US customers to buy hard-to-find wines directly from 40+ of the world's top estates in France, Italy, Germany, Spain and beyond, before they are generally available in the US market. Kevin has strong domain expertise in both domestic and international wines. His specialties include international wine commerce, logistics, importing, direct-to-consumer sales, entrepreneurship, capital raising, mergers and acquisitions, and financial advisory. Kevin serves in a wine advisory role by assisting in asset acquisition and sourcing.

Amy Christine MW, Advisor

Amy is currently a sales rep at Kermit Lynch Wine Merchants (2012-Present). Amy is also the owner of her winery, Holus Bolus Winery (2005-Present). Amy provides wine advisory capacity to the Company and Manager. Amy offers sourcing and liquidation advice. She is one of 408 MWs in the world.

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the fine wine and spirits market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.

Dan Gallagher, Advisor

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the fine wine and spirits market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.

Responsibilities of the Advisory Board

The Advisory Board will support the Company, our Series manager and the Manager and consists of advisors to the Manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

•approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

•evaluating all asset acquisitions;

•evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and our interest holders;

•providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

•reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the other members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

•approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an interest holder, on the other hand, other than for the purchase of interests;

•reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

•approving any service providers appointed by the Manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of the Company or any Series and will not have fiduciary or other duties to the interest holders of any Series.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them equity compensation in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with services performed for that Series (e.g. travel related to evaluation of an asset).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager, in its capacity as our Series manager, receives a Sourcing Fee (unless waived by the Manager). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. In addition, the Manager may receive interests in each Series as compensation for its management of such Series.  See “Item 4. Security Ownership of Management and Certain Securityholders” below for information on the Series interests our Manager has received as compensation.

During the year ended December 31, 2023, the Manager received certain Sourcing Fees of $701,249.00.

During the year ended December 31, 2024, the Manager received certain Sourcing Fees of $24,543.00.

Item 4. Security Ownership of Management and Certain Securityholders

VinVesto Inc., our Manager, is the sole owner of interests of the Company directly (other than interests issued in a particular Series).

The Manager has been issued interests in Series of our Company.

As of April 30, 2025, our Manager owns the following interests in our Series:

Series Name	Number of Interests Owned by our Manager (1)(2)	Percentage of Series (3)
Series VV-0001	42	4.20%
Series VV-PNST	210	10.50%
Series VV-SUPR	12	0.60%
Series VV-CHAM	44	0.30%
Series VV-STEML	517	8.00%
Series VV-MACAL	56	3.30%
Series VV-BOWCK	395	19.80%
Series VV-FUTUR	154	9.60%
Series VV-BDX	13	0.70%
Series VV-SPAN	275	19.60%
Series VV-DRC	202	3.70%
Series VV-NAPA	296	10.40%
Series VV-RHONE	130	3.40%
Series VV-PDMT	342	11.10%
Series VV-JPWY	69	1.30%
Series VV-PTRS	5	1.00%
Series VV-ROSE	34	3.40%
Series VV-BOD10	171	8.60%
Series VV-WBURG	142	3.10%
Series VV-GERM	91	9.10%
Series VV-LAF10	18	1.50%
Series VV-MACAL50	29	0.50%
Series VV-JYFT	34	4.30%
Series VV-GPS	36	1.20%
Series VV-BDMA	19	2.20%
Series VV-CDCV	16	2.10%
Series VV-DRCH	3	0.60%
Series VV-MR19	5	1.80%
Series VV-SCRV	7	0.50%
Series VV-BDXM1	63	1.60%
Series VV-CB100	3	0.50%
Series VV-JSCV	10	1.60%
Series VV-KGC1	18	1.20%
Series VV-LR15	4	0.60%

Series VV-PFGV	5	0.60%
Series VV-BDX2K	21	1.20%
Series VV-BXEP21	58	1.30%
Series VV-CDVM	22	2.20%
Series VV-CHBL1	3	0.50%
Series VV-DRC15	7	0.90%
Series VV-DRCRC1	5	0.50%
Series VV-KGC2	9	0.60%
Series VV-MACAL2	6	0.60%
Series VV-MACAL3	15	1.20%
Series VV-MVRW	16	0.50%
Series VV-POM1	10	0.90%
Series VV-BOW50	4	0.70%
Series VV-CCC1	5	0.60%
Series VV-DL19	15	2.40%
Series VV-DRCH17	6	0.70%
Series VV-HAWV	8	0.80%
Series VV-LAF19	5	0.50%
Series VV-MACFC	11	0.80%
Series VV-MARG1	6	0.60%
Series VV-RTBC	11	1.10%
Series VV-SAIC	4	0.60%
Series VV-TLC1	7	0.90%
Series VV-BOW2	6	1.10%
Series VV-DP08	13	0.80%
Series VV-DRC09	9	0.90%
Series VV-DRCH14	8	0.60%
Series VV-DRCH19	20	1.00%
Series VV-ITRC	7	0.70%
Series VV-KCSK	16	0.50%
Series VV-KGC3	11	1.30%
Series VV-KGC4	9	0.70%
Series VV-MACAL4	5	0.60%
Series VV-YAM1	5	0.50%
Series VV-BOMA	6	0.90%
Series VV-CHJC	5	0.70%
Series VV-GUGL1	6	1.00%
Series VV-HBC1	15	1.20%
Series VV-HIB1	4	0.60%
Series VV-KGC5	6	1.10%
Series VV-LAT1	5	0.60%
Series VV-LBV1	8	0.80%

Series VV-RBV1	5	0.50%
Series VV-SCC1	5	0.80%
Series VV-SPAN2	7	0.90%
Series VV-KGC6	4	0.60%
Series VV-AMW1	28	2.10%
Series VV-BURGS1	5	0.50%
Series VV-CALC1	6	0.60%
Series VV-CHAM2	5	0.51%
Series VV-GCW1	8	1.50%
Series VV-HCC1	12	1.00%
Series VV-MACAL5	11	0.50%
Series VV-MACAL6	9	0.80%
Series VV-SCC2	9	0.80%
Series VV-SUPR2	6	1.20%
Series VV-RB22	20	3.63%
Series VV-KKCSK	6	0.50%
Series VV-CDP1	3	0.54%
Series VV-RUM1	15	1.80%
Series VV-HPHH	10	1.11%
Series VV-JPNW	3	0.60%
Series VV-BURGS1	5	0.50%
Series VV-CDP1	3	0.50%

(1)The address of the Manager is 1717 E Cary St, Richmond, VA 23223.

(2)Interests beneficially owned through ownership in Manager, which is majority owned by Nicholas King, who is deemed to have voting and dispositive power over the interests held by the Manager.

(3)Assumes sale of minimum number of Series Interests

At the closing of each offering, the Manager or its affiliates purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors. The Manager may sell its interests from time to time after the closing of each offering in its sole discretion. The Manager has no present intention to sell its interests, and any future sales would be based upon the Manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.

Item 5. Interest of Management and Others in Certain Transactions

Since our inception, the Company has not been a party to any transaction in which the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).

Item 6. Other Information

None.

Item 7. Financial Statements

VV Markets, LLC

and Series

(a Delaware series limited liability company)

Audited Financial Statements

For the years ended December 31, 2024 and 2023

INDEPENDENT AUDITOR’S REPORT

To: Board of Managers, VV MARKETS LLC

We have audited the accompanying consolidated and consolidating financial statements of VV MARKETS LLC AND SERIES (a series limited liability company organized Delaware) (the “Company”), which comprise the consolidated and consolidating balance sheets as of December 31, 2024 and 2023, and the related consolidated and consolidating statements of income, members’ equity/deficit, and cash flows for the calendar year periods thus ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and consolidating financial position of the Company as of December 31, 2024 and 2023, and the consolidated and consolidating results of its operations, shareholders’ equity/deficit and cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the consolidated and consolidating financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA, PC

San José, CA

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of December 31, 2024 and 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2024	2023
ASSETS

Current Assets:
Cash and cash equivalents	$225,686	$174,702
Total Current Assets	225,686	174,702

Collectible assets	7,169,342	7,146,150

TOTAL ASSETS	$7,395,029	$7,320,852

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Current Liabilities:
Advances from manager	$0	$0
Asset purchase payable	0	0
Total Current Liabilities	0	0

Non-current Liabilities:
None	0	0

TOTAL LIABILITIES	0	0

Members’ Equity:
Membership interest	8,937,500	8,777,500
Membership interest subscription receivable	(362,252)	(361,082)
Retained earnings/(deficit), net of distributions	(1,180,220)	(1,095,566)

Total Members’ Equity	7,395,029	7,320,852

TOTAL LIABILITIES AND MEMBER’S EQUITY	$7,395,029	$7,320,852

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
For the calendar year ended December 31, 2024, and the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2024	2023
Revenues	164,889	108,667
Cost of revenues	107,945	75,908
Gross Profit (Loss)	56,944	32,759

Operating Expenses:
General and administrative	141,598	748,164

Operating Income/(Loss)	($84,654)	($715,405)

Provision for Income Taxes	0	0

Net Income	($84,654)	($715,405)

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the calendar years ended December 31, 2024 and 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	Membership Interest	Membership subscriptions receivable	Retained Earnings / (Deficit)	Total Members' Equity
Balance as of January 1, 2023	$4,086,000	$(258,739)	$(380,161)	$3,447,099
Series subscriptions	4,691,500			4,691,500
Membership subscriptions receivable		(102,343)		(102,343)
Net (loss)			(715,405)	(715,405)
Balance as of December 31, 2023	$8,777,500	($361,082)	($1,095,566)	$7,320,852
Series subscriptions	160,000			160,000
Membership subscriptions receivable		(1,170)		(1,170)
Net (loss)			(84,654)	(84,654)
Balance as of December 31, 2024	$8,937,500	($362,252)	($1,180,220)	$7,395,029

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS For the calendar year ended December 31, 2024 and 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2024	2023
Cash Flows from Operating Activities
Net Income	$ (84,654)	$ (715,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
None	0	0
Net Cash Used in Operating Activities	$ (84,654)	$ (715,405)

Cash Flows from Investing Activities
Purchase of collectible assets	(23,192)	(3,795,145)
Net Cash Used in Investing Activities	(23,192)	(3,795,145)

Cash Flows from Financing Activities
Advances from the manager	0	0
Proceeds from subscriptions	159,830	4,589,157
Net Cash Provided by Financing Activities	159,830	4,589,157

Net Change In Cash and Cash Equivalents	50,984	78,607
Cash and Cash Equivalents at Beginning of Period	$ 174,702	$ 96,095
Cash and Cash Equivalents at End of Period	$ 225,686	$ 174,702

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$ 0	$ 0
Cash paid for income taxes	$ 0	$ 0

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
ASSETS
Current Assets
Cash and Cash Equivalents	-685	407	5,414	1,508	10,420	1,556	479	9,099
Total Current Assets	-685	407	5,414	1,508	10,420	1,556	479	9,099

Collectible Assets	0	40,000	53,414	47,957	9,844	53,835	75,400	58,209

TOTAL ASSETS	-685	40,407	58,828	49,465	20,263	55,391	75,879	67,308

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	46,000	46,000	64,500	71,500	73,000	85,000	85,000	84,000
Membership Distributions/Dividends	-53,310	0	0	-20,920	-63,900	-29,624	0	-14,494
Retained Earnings	10,200	-4,772	-6,411	157	12,963	1,480	-8,155	-3,243
Net Income	-3,575	-821	739	-1,273	-1,799	-1,465	-966	1,045
Total Equity	-685	40,407	58,828	49,465	20,263	55,391	75,879	67,308
TOTAL LIABILITIES AND MEMBERS' EQUITY	-685	40,407	58,828	49,465	20,263	55,391	75,879	67,308

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
ASSETS
Current Assets
Cash and Cash Equivalents	441	631	772	4,488	5,533	163	1,054	871
Total Current Assets	441	631	772	4,488	5,533	163	1,054	871

Collectible Assets	0	100,254	121,565	114,427	134,751	25,893	165,500	137,100

TOTAL ASSETS	441	100,885	122,337	118,915	140,284	26,056	166,554	137,971

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	94,000	112,000	137,000	142,000	153,000	29,000	187,000	154,500
Membership Distributions/Dividends	-120,160	0	0	-15,812	0	0	0	0
Retained Earnings	37,903	-9,842	-13,106	-5,659	-14,699	-2,614	-18,321	-14,773
Net Income	-11,302	-1,273	-1,557	-1,614	1,983	-330	-2,125	-1,756
Total Equity	441	100,885	122,337	118,915	140,284	26,056	166,554	137,971
TOTAL LIABILITIES AND MEMBERS' EQUITY	441	100,885	122,337	118,915	140,284	26,056	166,554	137,971

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
ASSETS
Current Assets
Cash and Cash Equivalents	2,156	1,004	727	682	119	158	12,248	299
Total Current Assets	2,156	1,004	727	682	119	158	12,248	299

Collectible Assets	86,797	35,769	106,550	106,428	20,000	23,035	28,280	46,396

TOTAL ASSETS	88,953	36,773	107,277	107,110	20,119	23,193	40,529	46,695

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	99,500	41,000	129,000	121,000	24,000	28,000	43,000	53,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-9,944	-3,981	-20,257	-12,515	-3,640	-4,489	-4,874	-5,703
Net Income	-603	-246	-1,466	-1,375	-241	-318	2,403	-602
Total Equity	88,953	36,773	107,277	107,110	20,119	23,193	40,529	46,695
TOTAL LIABILITIES AND MEMBERS' EQUITY	88,953	36,773	107,277	107,110	20,119	23,193	40,529	46,695

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
ASSETS
Current Assets
Cash and Cash Equivalents	648	1,443	394	344	738	669	321	424
Total Current Assets	648	1,443	394	344	738	669	321	424

Collectible Assets	102,000	40,151	55,425	52,674	116,067	32,496	48,932	66,022

TOTAL ASSETS	102,648	41,594	55,819	53,018	116,805	33,165	49,253	66,446

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	115,000	53,000	70,000	61,000	131,000	38,000	57,000	75,000
Membership Distributions/Dividends	0	-9,428	0	0	0	0	0	0
Retained Earnings	-11,045	-1,375	-13,385	-7,289	-12,706	-4,512	-7,099	-7,702
Net Income	-1,307	-602	-796	-693	-1,489	-323	-648	-852
Total Equity	102,648	41,594	55,819	53,018	116,805	33,165	49,253	66,446
TOTAL LIABILITIES AND MEMBERS' EQUITY	102,648	41,594	55,819	53,018	116,805	33,165	49,253	66,446

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
ASSETS
Current Assets
Cash and Cash Equivalents	428	21,673	3,644	11,835	8,875	890	592	873
Total Current Assets	428	21,673	3,644	11,835	8,875	890	592	873

Collectible Assets	67,200	6,242	165,260	61,997	117,016	132,746	89,196	126,178

TOTAL ASSETS	67,628	27,915	168,904	73,832	125,891	133,636	89,788	127,051

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	76,000	30,000	200,000	82,000	138,000	158,000	105,000	155,000
Membership Distributions/Dividends	0	-6,115	0	0	0	0	0	0
Retained Earnings	-7,508	-1,315	-29,662	-12,257	-13,403	-22,568	-14,019	-26,187
Net Income	-864	5,346	-1,434	4,089	1,294	-1,796	-1,193	-1,762
Total Equity	67,628	27,915	168,904	73,832	125,891	133,636	89,788	127,051
TOTAL LIABILITIES AND MEMBERS' EQUITY	67,628	27,915	168,904	73,832	125,891	133,636	89,788	127,051

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1	VV-BXEP21	VV-DRCH17	VV-MACFC	VV-BOW50
ASSETS
Current Assets
Cash and Cash Equivalents	564	564	733	3,248	2,871	1,794	372	338
Total Current Assets	564	564	733	3,248	2,871	1,794	372	338

Collectible Assets	88,279	84,284	106,878	82,365	192,107	60,643	54,050	37,500

TOTAL ASSETS	88,843	84,848	107,611	85,613	194,979	62,437	54,422	37,838

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	100,000	100,000	130,000	110,000	230,000	88,000	66,000	60,000
Membership Distributions/Dividends	0	0	0	-11,176	0	-17,313	0	0
Retained Earnings	-10,021	-14,016	-20,912	-11,729	-32,892	-7,250	-10,828	-21,480
Net Income	-1,137	-1,137	-1,477	-1,481	-2,129	-1,000	-750	-682
Total Equity	88,843	84,848	107,611	85,613	194,979	62,437	54,422	37,838
TOTAL LIABILITIES AND MEMBERS' EQUITY	88,843	84,848	107,611	85,613	194,979	62,437	54,422	37,838

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14	VV-HAWV
ASSETS
Current Assets
Cash and Cash Equivalents	490	445	575	552	3,693	40,574	406	299
Total Current Assets	490	445	575	552	3,693	40,574	406	299

Collectible Assets	72,283	65,870	84,178	81,722	50,080	121,920	63,700	46,650

TOTAL ASSETS	72,773	66,315	84,753	82,274	53,773	162,494	64,106	46,949

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	87,000	79,000	102,000	98,000	68,000	176,000	72,000	53,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-13,238	-11,787	-16,088	-14,612	-14,928	-26,618	-7,076	-5,449
Net Income	-989	-898	-1,159	-1,114	701	13,112	-818	-602
Total Equity	72,773	66,315	84,753	82,274	53,773	162,494	64,106	46,949
TOTAL LIABILITIES AND MEMBERS' EQUITY	72,773	66,315	84,753	82,274	53,773	162,494	64,106	46,949

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL4	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19	VV-DRC09	VV-ITRC
ASSETS
Current Assets
Cash and Cash Equivalents	451	259	485	361	479	355	592	5,486
Total Current Assets	451	259	485	361	479	355	592	5,486

Collectible Assets	56,216	37,200	78,000	42,250	71,996	52,632	90,480	55,076

TOTAL ASSETS	56,667	37,459	78,485	42,611	72,475	52,987	91,072	60,562

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	80,000	46,000	86,000	64,000	85,000	63,000	105,000	73,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-22,424	-8,018	-6,538	-20,662	-11,559	-9,297	-12,735	-12,984
Net Income	-909	-523	-977	-727	-966	-716	-1,193	546
Total Equity	56,667	37,459	78,485	42,611	72,475	52,987	91,072	60,562
TOTAL LIABILITIES AND MEMBERS' EQUITY	56,667	37,459	78,485	42,611	72,475	52,987	91,072	60,562

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOW2	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GULG1	VV-DRCH19	VV-BOMA
ASSETS
Current Assets
Cash and Cash Equivalents	316	0	220	575	334	2,491	1,093	394
Total Current Assets	316	0	220	575	334	2,491	1,093	394

Collectible Assets	39,172	258,000	29,454	84,834	52,172	49,209	165,806	62,180

TOTAL ASSETS	39,488	258,000	29,674	85,409	52,506	51,700	166,899	62,574

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	56,000	315,000	39,000	102,000	59,500	61,000	194,000	70,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-15,876	-57,000	-8,883	-15,432	-6,317	-9,057	-24,896	-6,630
Net Income	-636	0	-443	-1,159	-677	-243	-2,205	-796
Total Equity	39,488	258,000	29,674	85,409	52,506	51,700	166,899	62,574
TOTAL LIABILITIES AND MEMBERS' EQUITY	39,488	258,000	29,674	85,409	52,506	51,700	166,899	62,574

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-KGC5	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2
ASSETS
Current Assets
Cash and Cash Equivalents	299	1,954	366	687	1,247	6,734	366	637
Total Current Assets	299	1,954	366	687	1,247	6,734	366	637

Collectible Assets	45,900	58,079	52,858	104,120	70,638	56,620	55,000	96,086

TOTAL ASSETS	46,199	60,034	53,224	104,807	71,885	63,353	55,366	96,723

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	53,000	69,000	65,000	122,000	82,000	72,000	65,000	113,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-6,199	-8,601	-11,037	-15,806	-9,364	-9,612	-8,895	-14,993
Net Income	-602	-365	-739	-1,387	-751	965	-739	-1,284
Total Equity	46,199	60,034	53,224	104,807	71,885	63,353	55,366	96,723
TOTAL LIABILITIES AND MEMBERS' EQUITY	46,199	60,034	53,224	104,807	71,885	63,353	55,366	96,723

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-GCW1	VV-MACAL5	VV-HCC1	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1
ASSETS
Current Assets
Cash and Cash Equivalents	4,514	1,211	665	564	637	8,956	5,442	733
Total Current Assets	4,514	1,211	665	564	637	8,956	5,442	733

Collectible Assets	41,876	173,696	96,000	86,893	87,120	75,010	39,183	107,126

TOTAL ASSETS	46,390	174,907	96,665	87,457	87,757	83,966	44,625	107,859

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	52,500	215,000	118,000	100,000	113,000	95,000	49,500	130,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-6,740	-37,650	-19,994	-11,407	-23,959	-13,417	-5,927	-20,664
Net Income	630	-2,443	-1,341	-1,137	-1,284	2,383	1,052	-1,477
Total Equity	46,390	174,907	96,665	87,457	87,757	83,966	44,625	107,859
TOTAL LIABILITIES AND MEMBERS' EQUITY	46,390	174,907	96,665	87,457	87,757	83,966	44,625	107,859

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-JPNW	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1	VV-CDP1
ASSETS
Current Assets
Cash and Cash Equivalents	282	0	462	507	316	547	564	3,253
Total Current Assets	282	0	462	507	316	547	564	3,253

Collectible Assets	40,914	100,000	65,579	70,500	47,224	81,667	83,602	45,460

TOTAL ASSETS	41,196	100,000	66,041	71,007	47,540	82,214	84,166	48,712

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	0	0	0	0	0	0	0	0

MEMBERS" EQUITY
Membership Subscriptions	50,000	125,000	82,000	90,000	56,000	97,000	100,000	60,000
Membership Distributions/Dividends	0	0	0	0	0	0	0	0
Retained Earnings	-8,236	-25,000	-15,027	-17,970	-7,824	-13,684	0	0
Net Income	-568	0	-932	-1,023	-636	-1,102	-15,835	-11,288
Total Equity	41,196	100,000	66,041	71,007	47,540	82,214	84,166	48,712
TOTAL LIABILITIES AND MEMBERS' EQUITY	41,196	100,000	66,041	71,007	47,540	82,214	84,166	48,712

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
ASSETS
Current Assets
Cash and Cash Equivalents	$2,890	$1,228	$1,289	$2,781	$6,161	$3,021	$1,445	$2,234
Total Current Assets	$2,890	$1,228	$1,289	$2,781	$6,161	$3,021	$1,445.00	$2,234

Collectible Assets	0	40,000	56,800	47,957	15,902	53,835	75,400	64,029

TOTAL ASSETS	$2,890	$41,228	$58,089	$50,737.50	$22,063	$56,856	$76,845	$66,263

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	46,000	46,000	64,500	71,500	73,000	85,000	85,000	84,000
Membership Distributions/Dividends	-53,310			-20,920	-63,900	-29,624		-14,494
Retained Earnings	10,200	-4,772	-6,411	-6,320	12,963	-7,755	-8,155	-7,772
Net Income				6,478		9,235		4,529
Total Equity	$2,890	$41,228	$58,089	$50,738	$22,063	$56,856	$76,845	$66,263
TOTAL LIABILITIES AND MEMBERS' EQUITY	$2,890	$41,228	$58,089	$50,738	$22,063	$56,856	$76,845	$66,263

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
ASSETS
Current Assets
Cash and Cash Equivalents	$11,743	$1,904	$2,329	$6,102	$2,601	$493	$3,179	$2,627
Total Current Assets	$11,743	$1,904	$2,329	$6,102	$2,601	$493	$3,179	$2,627

Collectible Assets	0	100,254	121,565	114,427	135,700	25,893	165,500	137,100

TOTAL ASSETS	$11,743	$102,158	$123,894	$120,529	$138,301	$26,386	$168,679	$139,727

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	94,000.	112,000	137,000	142,000	153,000	29,000	187,000	154,500
Membership Distributions/Dividends	-120,160			-15,812
Retained Earnings	37,903	-9,842	-13,106	-5,659	-14,699	-2,614	-18,321	-14,773
Net Income
Total Equity	$11,743	$102,158	$123,894	$120,529	$138,301	$26,386	$168,679	$139,727
TOTAL LIABILITIES AND MEMBERS' EQUITY	$11,743	$102,158	$123,894	$120,529	$138,301	$26,386	$168,679	$139,727

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
ASSETS
Current Assets
Cash and Cash Equivalents	$1,692	$697	$2,193	$2,057	$360	$476	$731	$901
Total Current Assets	$1,692	$697	$2,193	$2,057	$360	$476	$731	$901

Collectible Assets	87,864	36,322	106,550	106,428	20,000	23,035	37,395	46,396

TOTAL ASSETS	$89,556	$37,019	$108,743	$108,485	$20,360	$23,511	$38,126	$47,297

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	99,500	41,000	129,000	121,000	24,000	28,000	43,000	53,000
Membership Distributions/Dividends
Retained Earnings	-9,944	-3,981	-20,257	-12,515	-3,640	-4,489	-4,874	-5,703
Net Income
Total Equity	$89,556	$37,019	$108,743	$108,485	$20,360	$23,511	$38,126	$47,297
TOTAL LIABILITIES AND MEMBERS' EQUITY	$89,556	$37,019	$108,743	$108,485	$20,360	$23,511	$38,126	$47,297

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
ASSETS
Current Assets
Cash and Cash Equivalents	$1,955	$2,046	$1,190	$1,037	$2,227	$646	$969	$1,276
Total Current Assets	$1,955	$2,046	$1,190	$1,037	$2,227	$646	$969	$1,276

Collectible Assets	102,000	40,151	55,425	52,674	116,067	32,842	48,932	66,022

TOTAL ASSETS	$103,955	$42,197	$56,615	$53,711	$118,294	$33,488	$49,901	$67,298

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	115,000	53,000	70,000	61,000	131,000	38,000	57,000	75,000
Membership Distributions/Dividends		-9,428
Retained Earnings	-11,045	-1,375	-13,385	-7,289	-12,706	-4,512	-7,099	-7,702
Net Income
Total Equity	$103,955	$42,197	$56,615	$53,711	$118,294	$33,488	$49,901	$67,298
TOTAL LIABILITIES AND MEMBERS' EQUITY	$103,955	$42,197	$56,615	$53,711	$118,294	$33,488	$49,901	$67,298

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
ASSETS
Current Assets
Cash and Cash Equivalents	$1,292	$1,596	$3,400	$1,393	$2,346	$2,686	$1,785	$2,635
Total Current Assets	$1,292	$1,596	$3,400	$1,393	$2,346	$2,686	$1,785	$2,635

Collectible Assets	67,200	20,974	166,938	68,350	122,251	132,746	89,196	126,178

TOTAL ASSETS	$68,492	$22,570	$170,338	$69,743	$124,597	$135,432	$90,981	$128,813

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	76,000	30,000	200,000	82,000	138,000	158,000	105,000	155,000
Membership Distributions/Dividends		-6,115
Retained Earnings	-7,508	-3,954	-29,662	-12,257	-13,403	-22,568	-14,019	-26,187
Net Income		2,639
Total Equity	$68,492	$22,570	$170,338	$69,743	$124,597	$135,432	$90,981	$128,813
TOTAL LIABILITIES AND MEMBERS' EQUITY	$68,492	$22,570	$170,338	$69,743	$124,597	$135,432	$90,981	$128,813

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRCRC1	VV- CDVM	VV- MACAL3	VV- POM1	VV- BXEP21	VV- DRCH17	VV- MACFC	VV- BOW50
ASSETS
Current Assets
Cash and Cash Equivalents	$1,700	$1,700	$2,210	$5,899	$3,910	$2,794	$1,122	$1,020
Total Current Assets	$1,700	$1,700	$2,210	$5,899	$3,910	$2,794	$1,122	$1,020

Collectible Assets	88,279	84,284	106,878	82,365	193,198	60,643	54,050	37,500

TOTAL ASSETS	$89,979	$85,984	$109,088	$88,264	$197,108	$63,437	$55,172	$38,520

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	100,000	100,000	130,000	110,000	230,000	88,000	66,000	60,000
Membership Distributions/Dividends				-10,007		-17,313
Retained Earnings	-10,021	-14,016	-20,912	-16,005
Net Income				4,276	-32,892.	-7,250	-10,828	-21,480
Total Equity	$89,979	$85,984	$109,088	$88,264	$197,108	$63,437	$55,172	$38,520
TOTAL LIABILITIES AND MEMBERS' EQUITY	$89,979	$85,984	$109,088	$88,264	$197,108	$63,437	$55,172	$38,520

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14	VV-HAWV	VV-MACAL4
ASSETS
Current Assets
Cash and Cash Equivalents	$1,479	$1,343	$1,734	$1,666	$1,156	$2,992	$1,224	$901	$1,360
Total Current Assets	$1,479	$1,343	$1,734	$1,666	$1,156	$2,992	$1,224	$901	$1,360

Collectible Assets	72,283	65,870	84,178	81,722	51,916	146,390	63,700	46,650	56,216

TOTAL ASSETS	$73,762	$67,213	$85,912	$83,388	$53,072	$149,382	$64,924	$47,551	$57,576

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	87,000	79,000	102,000	98,000	68,000	176,000	72,000	53,000	80,000
Membership Distributions/Dividends
Retained Earnings
Net Income	-13,238	-11,787	-16,088	-14,612	-14,928	-26,618	-7,076	-5,449	-22,424
Total Equity	$73,762	$67,213	$85,912	$83,388	$53,072	$149,382	$64,924	$47,551	$57,576
TOTAL LIABILITIES AND MEMBERS' EQUITY	$73,762	$67,213	$85,912	$83,388	$53,072	$149,382	$64,924	$47,551	$57,576

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19	VV-DRC09	VV-ITRC	VV-BOW2
ASSETS
Current Assets
Cash and Cash Equivalents	$782	$1,462	$1,088	$1,445	$1,071	$1,785	$1,241	$952
Total Current Assets	$782	$1,462	$1,088	$1,445	$1,071	$1,785	$1,241	$952

Collectible Assets	37,200	78,000	42,250	71,996	52,632	90,480	58,775	39,172

TOTAL ASSETS	$37,982	$79,462	$43,338	$73,441	$53,703	$92,265	$60,016	$40,124

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	46,000	86,000	64,000	85,000	63,000	105,000	73,000	56,000
Membership Distributions/Dividends
Retained Earnings
Net Income	-8,018	-6,538	-20,662	-11,559	-9,297	-12,735	-12,984	-15,876
Total Equity	$37,982	$79,462	$43,338	$73,441	$53,703	$92,265	$60,016	$40,124
TOTAL LIABILITIES AND MEMBERS' EQUITY	$37,982	$79,462	$43,338	$73,441	$53,703	$92,265	$60,016	$40,124

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GULG1	VV-DRCH19	VV-BOMA	VV-KGC5
ASSETS
Current Assets
Cash and Cash Equivalents	$0	$663	$1,734	$1,011	$1,037	$3,298	$1,190	$901
Total Current Assets	$0	$663	$1,734	$1,011	$1,037	$3,298	$1,190	$901

Collectible Assets	258,000	29,454	84,834	52,172	50,906	165,806	62,180	45,900

TOTAL ASSETS	$258,000	$30,117	$86,568	$53,183	$51,943	$169,104	$63,370	$46,801

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	315,000	39,000	102,000	59,500	61,000	194,000	70,000	53,000
Membership Distributions/Dividends
Retained Earnings
Net Income	-57,000	-8,883	-15,432	-6,317	-9,057	-24,896	-6,630	-6,199
Total Equity	$258,000	$30,117	$86,568	$53,183	$51,943	$169,104	$63,370	$46,801
TOTAL LIABILITIES AND MEMBERS' EQUITY	$258,000	$30,117	$86,568	$53,183	$51,943	$169,104	$63,370	$46,801

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2	VV-GCW1
ASSETS
Current Assets
Cash and Cash Equivalents	$1,173	$1,105	$2,074	$1,404	$1,224	$1,105	$1,921	$892
Total Current Assets	$1,173	$1,105	$2,074	$1,404	$1,224	$1,105	$1,921	$892

Collectible Assets	59,226	52,858	104,120	71,232	61,164	55,000	96,086	44,868

TOTAL ASSETS	$60,399	$53,963	$106,194	$72,636	$62,388	$56,105	$98,007	$45,760

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	69,000	65,000	122,000	82,000	72,000	65,000	113,000	52,500
Membership Distributions/Dividends
Retained Earnings
Net Income	-8,601	-11,037	-15,806	-9,364	-9,612	-8,895	-14,993	-6,740
Total Equity	$60,399	$53,963	$106,194	$72,636	$62,388	$56,105	$98,007	$45,760
TOTAL LIABILITIES AND MEMBERS' EQUITY	$60,399	$53,963	$106,194	$72,636	$62,388	$56,105	$98,007	$45,760

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL5	VV-HCC1	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1	VV-JPNW
ASSETS
Current Assets
Cash and Cash Equivalents	$3,654	$2,006	$1,700	$1,921	$1,615	$841	$2,210	$850.00
Total Current Assets	$3,654	$2,006	$1,700	$1,921	$1,615	$841	$2,210	$850.00

Collectible Assets	173,696	96,000	86,893	87,120	79,968	42,732	107,126	40,914.00

TOTAL ASSETS	$177,350	$98,006	$88,593	$89,041	$81,583	$43,573	$109,336	$41,764.00

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0	0.00
Current Liabilities	0	0	0	0	0	0	0	0.00
Other Current Liabilities	0	0	0	0	0	0	0	0.00
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0	$0.00

Total Liabilities	$0	$0	$0	$0	$0	$0	$0	$0.00

MEMBERS" EQUITY
Membership Subscriptions	215,000	118,000	100,000	113,000	95,000	49,500	130,000	50,000.00
Membership Distributions/Dividends
Retained Earnings
Net Income	-37,650	-19,994	-11,407	-23,959	-13,417	-5,927	-20,664	-8,236.00
Total Equity	$177,350	$98,006	$88,593	$89,041	$81,583	$43,573	$109,336	$41,764.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	$177,350	$98,006	$88,593	$89,041	$81,583	$43,573	$109,336	$41,764.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-JPNW	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1
ASSETS
Current Assets
Cash and Cash Equivalents	$850	$0	$1,394	$1,530	$952	$1,649	$0
Total Current Assets	$850	$0	$1,394	$1,530	$952	$1,649	$0

Collectible Assets	40,914	100,000	65,579	70,500	47,224	81,667

TOTAL ASSETS	$41,764	$100,000	$66,973	$72,030	$48,176	$83,316	$0.

LIABILITIES AND MEMBERS' EQUITY
Liabilities	0	0	0	0	0	0	0
Current Liabilities	0	0	0	0	0	0	0
Other Current Liabilities	0	0	0	0	0	0	0
Total Current Liabilities	$0	$0	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0	$0	$0

MEMBERS" EQUITY
Membership Subscriptions	50,000	125,000	82,000	90,000	56,000	97,000
Membership Distributions/Dividends
Retained Earnings
Net Income	-8,236	-25,000	-15,027	-17,970	-7,824	-13,684
Total Equity	$41,764	$100,000	$66,973	$72,030	$48,176	$83,316	$0
TOTAL LIABILITIES AND MEMBERS' EQUITY	$41,764	$100,000	$66,973	$72,030	$48,176	$83,316	$0

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
Revenues	$-	$-	$4,987	$-	$8,710	$-	$-	$8,064
Cost of revenues	$-	$-	$3,386	$-	$6,058	$-	$-	$5,820
Gross Profit (Loss)	$-	$-	$1,601	$-	$2,652	$-	$-	$2,244

Operating Expenses:
General and administrative	$3,575	$821	$862	$1,273	$4,451	$1,465	$966	$1,199

Operating Income/(Loss)	$(3,575)	$(821)	$739	$(1,273)	$(1,799)	$(1,465)	$(966)	$1,045

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(3,575)	$(821)	$739	$(1,273)	$(1,799)	$(1,465)	$(966)	$1,045
Weighted number of Series membership interest	1000	2000	6450	1986	1460	2125	1700	1400
Basic and diluted loss per Series membership interest	$(3.57)	$(0.41)	$0.11	$(0.64)	$(1.23)	$(0.69)	$(0.57)	$0.75

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Revenues	$-	$-	$-	$-	$4,671	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$949	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$3,722	$-	$-	$-

Operating Expenses:
General and administrative	$11,302	$1,273	$1,557	$1,614	$1,739	$330	$2,125	$1,756

Operating Income/(Loss)	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$1,983	$(330)	$(2,125)	$(1,756)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$1,983	$(330)	$(2,125)	$(1,756)
Weighted number of Series membership interest	2000	1600	5480	2840	3825	500	5500	3090
Basic and diluted loss per Series membership interest	$(5.65)	$(0.80)	$(0.28)	$(0.57)	$0.52	$(0.66)	$(0.39)	$(0.57)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
Revenues	$1,595	$773	$-	$-	$-	$-	$12,006	$-
Cost of revenues	$1,067	$553	$-	$-	$-	$-	$9,115	$-
Gross Profit (Loss)	$528	$220	$-	$-	$-	$-	$2,891	$-

Operating Expenses:
General and administrative	$1,131	$466	$1,466	$1,375	$241	$318	$489	$602

Operating Income/(Loss)	$(603)	$(246)	$(1,466)	$(1,375)	$(241)	$(318)	$2,403	$(602)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(603)	$(246)	$(1,466)	$(1,375)	$(241)	$(318)	$2,403	$(602)
Weighted number of Series membership interest	1990	1000	3000	1210	800	280	860	530
Basic and diluted loss per Series membership interest	$(0.30)	$(0.25)	$(0.49)	$(1.14)	$(0.30)	$(1.14)	$2.79	$(1.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
Revenues	$-	$-	$-	$-	$-	$455	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$346	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$109	$-	$-

Operating Expenses:
General and administrative	$1,307	$602	$796	$693	$1,489	$432	$648	$852

Operating Income/(Loss)	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$(323)	$(648)	$(852)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$(323)	$(648)	$(852)
Weighted number of Series membership interest	5750	1000	700	610	1310	760	570	1500
Basic and diluted loss per Series membership interest	$(0.23)	$(0.60)	$(1.14)	$(1.14)	$(1.14)	$(0.42)	$(1.14)	$(0.57)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
Revenues	$-	$20,561	$2,517	$11,374	$8,098	$-	$-	$-
Cost of revenues	$-	$14,731	$1,678	$6,353	$5,235	$-	$-	$-
Gross Profit (Loss)	$-	$5,830	$839	$5,021	$2,863	$-	$-	$-

Operating Expenses:
General and administrative	$864	$484	$2,273	$932	$1,568	$1,796	$1,193	$1,762

Operating Income/(Loss)	$(864)	$5,346	$(1,434)	$4,089	$1,294	$(1,796)	$(1,193)	$(1,762)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(864)	$5,346	$(1,434)	$4,089	$1,294	$(1,796)	$(1,193)	$(1,762)
Weighted number of Series membership interest	760	600	4000	1640	4600	1580	1050	3100
Basic and diluted loss per Series membership interest	$(1.14)	$8.91	$(0.36)	$2.49	$0.28	$(1.14)	$(1.14)	$(0.57)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1	VV-BXEP21	VV-DRCH17	VV-MACFC	VV-BOW50
Revenues	$-	$-	$-	$-	$1,575	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$1,091	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$484	$-	$-	$-

Operating Expenses:
General and administrative	$1,137	$1,137	$1,477	$1,481	$2,614	$1,000	$750	$682

Operating Income/(Loss)	$(1,137)	$(1,137)	$(1,477)	$(1,481)	$(2,129)	$(1,000)	$(750)	$(682)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(1,137)	$(1,137)	$(1,477)	$(1,481)	$(2,129)	$(1,000)	$(750)	$(682)
Weighted number of Series membership interest	1000	1000	1300	1100	4600	880	1320	600
Basic and diluted loss per Series membership interest	$(1.14)	$(1.14)	$(1.14)	$(1.35)	$(0.46)	$(1.14)	$(0.57)	$(1.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14	VV-HAWV
Revenues	$-	$-	$-	$-	$3,310	$39,582	$-	$-
Cost of revenues	$-	$-	$-	$-	$1,836	$24,470	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$1,474	$15,113	$-	$-

Operating Expenses:
General and administrative	$989	$898	$1,159	$1,114	$773	$2,000	$818	$602

Operating Income/(Loss)	$(989)	$(898)	$(1,159)	$(1,114)	$701	$13,112	$(818)	$(602)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(989)	$(898)	$(1,159)	$(1,114)	$701	$13,112	$(818)	$(602)
Weighted number of Series membership interest	870	790	1020	980	680	1760	1440	1060
Basic and diluted loss per Series membership interest	$(1.14)	$(1.14)	$(1.14)	$(1.14)	$1.03	$7.45	$(0.57)	$(0.57)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL4	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19	VV-DRC09	VV-ITRC
Revenues	$-	$-	$-	$-	$-	$-	$-	$5,075
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$3,699
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$1,376

Operating Expenses:
General and administrative	$909	$523	$977	$727	$966	$716	$1,193	$830

Operating Income/(Loss)	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$546

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$546
Weighted number of Series membership interest	800	920	860	1280	1700	630	1050	1460
Basic and diluted loss per Series membership interest	$(1.14)	$(0.57)	$(1.14)	$(0.57)	$(0.57)	$(1.14)	$(1.14)	$0.37

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOW2	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GUGL1	VV-DRCH19	VV-BOMA
Revenues	$-	$-	$-	$-	$-	$2,148	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$1,697	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$451	$-	$-

Operating Expenses:
General and administrative	$636	$-	$443	$1,159	$677	$693	$2,205	$796

Operating Income/(Loss)	$(636)	$-	$(443)	$(1,159)	$(677)	$(243)	$(2,205)	$(796)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(636)	$-	$(443)	$(1,159)	$(677)	$(243)	$(2,205)	$(796)
Weighted number of Series membership interest	1120	3150	780	1020	595	610	1940	700
Basic and diluted loss per Series membership interest	$(0.57)	$-	$(0.57)	$(1.14)	$(1.14)	$(0.40)	$(1.14)	$(1.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-KGC5	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2
Revenues	$-	$1,566	$-	$-	$775	$6,328	$-	$-
Cost of revenues	$-	$1,147	$-	$-	$594	$4,544	$-	$-
Gross Profit (Loss)	$-	$419	$-	$-	$181	$1,784	$-	$-

Operating Expenses:
General and administrative	$602	$784	$739	$1,387	$932	$818	$739	$1,284

Operating Income/(Loss)	$(602)	$(365)	$(739)	$(1,387)	$(751)	$965	$(739)	$(1,284)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(602)	$(365)	$(739)	$(1,387)	$(751)	$965	$(739)	$(1,284)
Weighted number of Series membership interest	530	690	650	1220	820	720	650	1130
Basic and diluted loss per Series membership interest	$(1.14)	$(0.53)	$(1.14)	$(1.14)	$(0.92)	$1.34	$(1.14)	$(1.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-GCW1	VV-MACAL5	VV-HCC1	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1
Revenues	$4,220	$-	$-	$-	$-	$8,421	$5,164	$-
Cost of revenues	$2,993	$-	$-	$-	$-	$4,958	$3,549	$-
Gross Profit (Loss)	$1,227	$-	$-	$-	$-	$3,463	$1,615	$-

Operating Expenses:
General and administrative	$597	$2,443	$1,341	$1,137	$1,284	$1,080	$563	$1,477

Operating Income/(Loss)	$630	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$2,383	$1,052	$(1,477)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$630	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$2,383	$1,052	$(1,477)
Weighted number of Series membership interest	525	2150	1180	1000	1130	950	495	1300
Basic and diluted loss per Series membership interest	$1.20	$(1.14)	$(1.14)	$(1.14)	$(1.14)	$2.51	$2.12	$(1.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-JPNW	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1	VV-CDP1
Revenues	$-	$-	$-	$-	$-	$-	$-	$2,915
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$2,075
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$839

Operating Expenses:
General and administrative	$568	$-	$932	$1,023	$636	$1,102	$15,835	$12,127

Operating Income/(Loss)	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$(15,835)	$(11,288)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-

Net Income	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$(15,835)	$(11,288)
Weighted number of Series membership interest	500	1250	820	900	560	970	1000	600
Basic and diluted loss per Series membership interest	$(1.14)	$-	$(1.14)	$(1.14)	$(1.14)	$(1.14)	$(15.83)	$(18.81)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
Revenues	$-	$-	$-	$22,320	$-	$31,200	$-	$15,300
Cost of revenues	$-	$-	$-	$15,843	$-	$21,965	$-	$10,771
Gross Profit (Loss)	$-	$-	$-	$6,477	$-	$9,235	$-	$4,529

Operating Expenses:
General and administrative	$-	$-	$-	$-	$-	$-	$-	$-

Operating Income/(Loss)	$-	$-	$-	$6,477	$-	$9,235	$-	$4,529

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$-	$-	$6,477	$-	$9,235	$-	$4,529
Weighted number of Series membership interest	1,000	2,000	6,450	1,986	1,460	2,125	1,700	1,400
Basic and diluted loss per Series membership interest	$-	$-	$-	$3.26	$-	$4.35	$-	$3.24

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOWCK	VV- FUTUR	VV- DRC	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$-	$-	$-	$-	$-	$-	$-	$-

Operating Income/(Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$-	$-	$-	$-	$-	$-	$-
Weighted number of Series membership interest	2,000	1,600	5,480	2,840	3,825	500	5,500	3,090
Basic and diluted loss per Series membership interest	$-	$-	$-	$-	$-	$-	$-	$-

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOD10	VV- ROSE	VV- GPS	VV- LAF10	VV- JYFT	VV- MR19	VV- BDMA	VV- DRCH
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$-	$-	$-	$-	$-	$-	$-	$-

Operating Income/(Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$-	$-	$-	$-	$-	$-	$-
Weighted number of Series membership interest	1,990	1,000	3,000	1,210	800	280	860	530
Basic and diluted loss per Series membership interest	$-	$-	$-	$-	$-	$-	$-	$-

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- MACAL50	VV- GERM	VV- LR15	VV- JSCV	VV- SCRV	VV- CDCV	VV- CB100	VV- KGC1
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$-	$-	$-	$-	$-	$-	$-	$-

Operating Income/(Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$-	$-	$-	$-	$-	$-	$-
Weighted number of Series membership interest	5,750	1,000	700	610	1,310	760	570	1,500
Basic and diluted loss per Series membership interest	$-	$-	$-	$-	$-	$-	$-	$-

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRC15	VV- CHBL1	VV- BDXM1	VV- PFGV	VV- WBURG	VV- KGC2	VV- MACAL2	VV- MVRW
Revenues	$-	$7,201	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$4,562	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$2,639	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$-	$-	$-	$-	$-	$-	$-	$-

Operating Income/(Loss)	$-	$2,639	$-	$-	$-	$-	$-	$-

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$2,639	$-	$-	$-	$-	$-	$-
Weighted number of Series membership interest	760	600	4,000	1,640	4,600	1,580	1,050	3,100
Basic and diluted loss per Series membership interest	$-	$4.40	$-	$-	$-	$-	$-	$-

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1	VV-BXEP21	VV-DRCH17	VV-MACFC	VV-BOW50
Revenues	$-	$-	$-	$14,036	$-	$18,610	$-	$-
Cost of revenues	$-	$-	$-	$9,760	$-	$13,007	$-	$-
Gross Profit (Loss)	$-	$-	$-	$4,276	$-	$5,604	$-	$-

Operating Expenses:
General and administrative	$-	$-	$-	$-	$32,892	$12,854	$10,828	$21,480

Operating Income/(Loss)	$-	$-	$-	$4,276	$(32,982)	$(7,250.15)	$(10,828)	$(21,480)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$-	$-	$-	$4,276	(32,982)	$(7,250)	$(10,828)	$(21,480)
Weighted number of Series membership interest	1,000	1,000	1,300	1,100	4,600	880	1,320	600
Basic and diluted loss per Series membership interest	$-	$-	$-	$3.89	$(7.15)	$(8.24)	$(8.20)	$(35.80)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- CCC1	VV- TLC1	VV- RTBC	VV- MARG1	VV- SAIC	VV- BDX2K	VV- DRCH14	VV- HAWV
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$13,238	$11,787	$16,088	$14,612	$14,928	$26,618	$7,076	$5,449

Operating Income/(Loss)	$(13,238)	$(11,787)	$(16,088)	$(14,612)	$(14,928)	$(26,618)	$(7,076)	$(5,449)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(13,238)	$(11,787)	$(16,088)	$(14,612)	$(14,928)	$(26,618)	$(7,076)	$(5,449)
Weighted number of Series membership interest	870	790	1,020	980	680	1,760	1,440	1,060
Basic and diluted loss per Series membership interest	$(15.22)	$(14.92)	$(15.77)	$(14.91)	$(21.95)	$(15.12)	$(4.91)	$(5.14)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- MACAL4	VV- LAF19	VV- KGC3	VV- KGC4	VV- DP08	VV- DL19	VV- DRC09	VV- ITRC
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$22,424	$8,018	$6,538	$20,662	$11,559	$9,297	$12,735	$12,984

Operating Income/(Loss)	$(22,424)	$(8,018)	$(6,538)	$(20,662)	$(11,559)	$(9,297)	$(12,735)	$(12,984)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(22,424)	$(8,018)	$(6,538)	$(20,662)	$(11,559)	$(9,297)	$(12,735	$(12,984)
Weighted number of Series membership interest	800	920	860	1,280	1,700	630	1,050	1,460
Basic and diluted loss per Series membership interest	$(28.03)	$(8.72)	$(7.60)	$(16.14)	$(6.80)	$(14.76)	$(12.13)	$(8.89)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOW2	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GUGL1	VV-DRCH19	VV-BOMA
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$15,876	$57,000	$8,883	$15,432	$6,317	$9,057	$24,896	$6,630

Operating Income/(Loss)	$(15,876)	$(57,000)	$(8,883)	$(15,432)	$(6,317)	$(9,057)	$(24,896)	$(6,630)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(15,876)	$(57,000)	$(8,883)	$(15,432)	$(6,317)	$(9,057)	$(24,896)	$(6,630)
Weighted number of Series membership interest	1,120	3,150	780	1,020	595	610	1,940	700
Basic and diluted loss per Series membership interest	$(14.18)	$(18.10)	$(11.39)	$(15.13)	$(10.62)	$(14.85)	$(12.83)	$(9.47)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-KGC5	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$6,199	$8,601	$11,037	$15,806	$9,364	$9,612	$8,895	$14,993

Operating Income/(Loss)	$(6,199)	$(8,601)	$(11,037)	$(15,806)	$(9,364)	$(9,612)	$(8,895)	$(14,993)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(6,199)	$(8,601)	$(11,037)	$(15,806)	$(9,364)	$(9,612)	$(8,895)	$(14,993)
Weighted number of Series membership interest	530	690	650	1,220	820	720	650	1,130
Basic and diluted loss per Series membership interest	$(11.70)	$(12.47)	$(16.98)	$(12.96)	$(11.42)	$(13.35)	$(13.68)	$(13.27)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- GCW1	VV- MACAL5	VV- HCC1	VV- CALC1	VV- MACAL6	VV- RBV1	VV- SUPR2	VV- AMW1
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$6,740	$37,650	$19,994	$11,407	$23,959	$13,417	$5,927	$20,664

Operating Income/(Loss)	$(6,740)	$(37,650)	$(19,994)	$(11,407)	$(23,959)	$(13,417)	$(5,927)	$(20,664)

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-	$-

Net Income	$(6,740)	$(37,650)	$(19,994)	$(11,407)	$(23,959)	$(13,417)	$(5,927)	$(20,664)
Weighted number of Series membership interest	525	2,150	1,180	1,000	1,130	950	495	1,300
Basic and diluted loss per Series membership interest	$(12.84)	$(17.51)	$(16.94)	$(11.41)	$(21.20)	$(14.12)	$(11.97)	$(15.90)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-JPNW	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1
Revenues	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	$-	$-	$-	$-	$-	$-	$-
Gross Profit (Loss)	$-	$-	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	$8,236	$25,000	$15,027	$17,970	$7,824	$13,684	$-

Operating Income/(Loss)	$(8,236)	$(25,000)	$(15,027)	$(17,970)	$(7,824)	$(13,684)	$-

Provision for Income Taxes	$-	$-	$-	$-	$-	$-	$-

Net Income	$(8,236)	$(25,000)	$(15,027)	$(17,970)	$(7,824)	$(13,684)	$-
Weighted number of Series membership interest	500	1,250	820	900	560	970	1,000
Basic and diluted loss per Series membership interest	$(16.47)	$(20.00)	$(18.33)	$(19.97)	$(13.97)	$(14.11)	$-

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2024 And for the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
Balance as of December 31, 2023	$2,890	$41,228	$58,089	$50,738	$22,063	$56,856	$76,845	$66,263
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(3,575)	$(821)	$739	$(1,273)	$(1,799)	$(1,465)	$(966)	$1,045
Balance as of December 31, 2024	$(685)	$40,407	$58,828	$49,465	$20,263	$55,391	$75,879	$67,308

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Balance as of December 31, 2023	$11,743	$102,158	$123,894	$120,529	$138,301	$26,386	$168,679	$139,727
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$1,983	$(330)	$(2,125)	$(1,756)
Balance as of December 31, 2024	$441	$100,885	$122,337	$118,915	$140,284	$26,056	$166,554	$137,971

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
Balance as of December 31, 2023	$89,556	$37,019	$108,743	$108,485	$20,360	$23,511	$38,126	$47,297
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(603)	$(246)	$(1,466)	$(1,375)	$(241)	$(318)	$2,403	$(602)
Balance as of December 31, 2024	$88,953	$36,773	$107,277	$107,110	$20,119	$23,193	$40,529	$46,695

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2024 And for the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
Balance as of December 31, 2023	$103,955	$42,197	$56,615	$53,711	$118,294	$33,488	$49,901	$67,298
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$(323)	$(648)	$(852)
Balance as of December 31, 2024	$102,648	$41,594	$55,819	$53,018	$116,805	$33,165	$49,253	$66,446

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
Balance as of December 31, 2023	$68,492	$22,570	$170,338	$69,743	$124,597	$135,432	$90,981	$128,813
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(864)	$5,346	$(1,434)	$4,089	$1,294	$(1,796)	$(1,193)	$(1,762)
Balance as of December 31, 2024	$67,628	$27,915	$168,904	$73,832	$125,891	$133,636	$89,788	$127,051

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1	VV-BXEP21	VV-DRCH17	VV-MACFC	VV-BOW50
Balance as of December 31, 2023	$89,979	$85,984	$109,088	$88,264	$197,108	$63,437	$55,172	$38,520
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$(1,169)	$-	$-	$-	$-
Net income / (loss)	$(1,137)	$(1,137)	$(1,477)	$(1,481)	$(2,129)	$(1,000)	$(750)	$(682)
Balance as of December 31, 2024	$88,843	$84,848	$107,611	$85,613	$194,979	$62,437	$54,422	$37,838

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2024 And for the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14	VV-HAWV
Balance as of December 31, 2023	$73,762	$67,213	$85,912	$83,388	$53,072	$149,382	$64,924	$47,551
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(989)	$(898)	$(1,159)	$(1,114)	$701	$13,112	$(818)	$(602)
Balance as of December 31, 2024	$72,773	$66,315	$84,753	$82,274	$53,773	$162,494	$64,106	$46,949

	VV-MACAL4	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19	VV-DRC09	VV-BOW2
Balance as of December 31, 2023	$57,576	$37,982	$79,462	$43,338	$73,441	$53,703	$92,265	$60,016
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$546
Balance as of December 31, 2024	$56,667	$37,459	$78,485	$42,611	$72,475	$52,987	$91,072	$60,562

	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GUGL1	VV-DRCH19	VV-BOMA	VV-KGC5
Balance as of December 31, 2023	$40,124	$258,000	$30,117	$86,568	$53,183	$51,943	$169,104	$63,370
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(636)	$-	$(443)	$(1,159)	$(677)	$(243)	$(2,205)	$(796)
Balance as of December 31, 2024	$39,488	$258,000	$29,674	$85,409	$52,506	$51,700	$166,899	$62,574

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2024 And for the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2	VV-GCW1
Balance as of December 31, 2023	$46,801	$60,399	$53,963	$106,194	$72,636	$62,388	$56,105	$98,007
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(602)	$(365)	$(739)	$(1,387)	$(751)	$965	$(739)	$(1,284)
Balance as of December 31, 2024	$46,199	$60,034	$53,224	$104,807	$71,885	$63,353	$55,366	$96,723

	VV-MACAL5	VV-HCC1	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1	VV-JPNW
Balance as of December 31, 2023	$45,760	$177,350	$98,006	$88,593	$89,041	$81,583	$43,573	$109,336
Subscriptions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$630	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$2,383	$1,052	$(1,477)
Balance as of December 31, 2024	$46,390	$174,907	$96,665	$87,457	$87,757	$83,966	$44,625	$107,859

	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1	VV-CDP1
Balance as of December 31, 2023	$41,764	$100,000	$66,973	$72,030	$48,176	$83,316	$-
Subscriptions	$-	$-	$-	$-	$-	$-	$100,000
Membership Distributions	$-	$-	$-	$-	$-	$-	$-
Net income / (loss)	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$(15,835)
Balance as of December 31, 2024	$41,196	$100,000	$66,041	$71,007	$47,540	$82,214	$84,166

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
OPERATING ACTIVITIES
Net Income	$(3,575)	$(821)	$739	$(1,273)	$(1,799)	$(1,465)	$(966)	$1,045
Net cash provided by operating activities	$(3,575)	$(821)	$739	$(1,273)	$(1,799)	$(1,465)	$(966)	$1,045
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$3,386	$-	$6,058	$-	$-	$5,820
Net cash provided by investing activities	$-	$-	$3,386	$-	$6,058	$-	$-	$5,820
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(3,575)	$(821)	$4,125	$(1,273)	$4,259	$(1,465)	$(966)	$6,865
Cash at beginning of period	$2,997	$1,228	$1,289	$1,380	$9,501	$1,445	$1,445	$1,428
Cash at end of period	$(578)	$407	$5,414	$107	$13,760	$(20)	$479	$8,293

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
OPERATING ACTIVITIES
Net Income	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$1,983	$(330)	$(2,125)	$(1,756)
Net cash provided by operating activities	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$1,983	$(330)	$(2,125)	$(1,756)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$949	$-	$-	$-
Net cash provided by investing activities	$-	$-	$-	$-	$949	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(11,302)	$(1,273)	$(1,557)	$(1,614)	$2,932	$(330)	$(2,125)	$(1,756)
Cash at beginning of period	$11,743	$1,904	$2,329	$6,526	$2,601	$493	$3,179	$2,627
Cash at end of period	$441	$631	$772	$4,912	$5,533	$163	$1,054	$871

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
OPERATING ACTIVITIES
Net Income	$(603)	$(246)	$(1,466)	$(1,375)	$(241)	$(318)	$2,403	$(602)
Net cash provided by operating activities	$(603)	$(246)	$(1,466)	$(1,375)	$(241)	$(318)	$2,403	$(602)
INVESTING ACTIVITIES
Collectible Assets	$1,067	$553	$-	$-	$-	$-	$9,115	$-
Net cash provided by investing activities	$1,067	$553	$-	$-	$-	$-	$9,115	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$464	$307	$(1,466)	$(1,375)	$(241)	$(318)	$11,517	$(602)
Cash at beginning of period	$1,692	$697	$2,193	$2,057	$360	$476	$731	$901
Cash at end of period	$2,156	$1,004	$727	$682	$119	$158	$12,248	$299

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
OPERATING ACTIVITIES
Net Income	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$(323)	$(648)	$(852)
Net cash provided by operating activities	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$(323)	$(648)	$(852)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$-	$346	$-	$-
Net cash provided by investing activities	$-	$-	$-	$-	$-	$346	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(1,307)	$(602)	$(796)	$(693)	$(1,489)	$23	$(648)	$(852)
Cash at beginning of period	$1,955	$2,046	$1,190	$1,037	$2,227	$646	$969	$1,276
Cash at end of period	$648	$1,443	$394	$344	$738	$669	$321	$424

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
OPERATING ACTIVITIES
Net Income	$(864)	$5,346	$(1,434)	$4,089	$1,294	$(1,796)	$(1,193)	$(1,762)
Net cash provided by operating activities	$(864)	$5,346	$(1,434)	$4,089	$1,294	$(1,796)	$(1,193)	$(1,762)
INVESTING ACTIVITIES
Collectible Assets	$-	$14,731	$1,678	$6,353	$5,235	$-	$-	$-
Net cash provided by investing activities	$-	$14,731	$1,678	$6,353	$5,235	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(864)	$20,077	$244	$10,442	$6,529	$(1,796)	$(1,193)	$(1,762)
Cash at beginning of period	$1,292	$510	$3,400	$1,393	$2,346	$2,686	$1,785	$2,635
Cash at end of period	$428	$20,587	$3,644	$11,835	$8,875	$890	$592	$873

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1	VV-BXEP21	VV-DRCH17	VV-MACFC	VV-BOW50
OPERATING ACTIVITIES
Net Income	$(1,137)	$(1,137)	$(1,477)	$(1,481)	$(2,129)	$(1,000)	$(750)	$(682)
Net cash provided by operating activities	$(1,137)	$(1,137)	$(1,477)	$(1,481)	$(2,129)	$(1,000)	$(750)	$(682)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$1,091	$-	$-	$-
Net cash provided by investing activities	$-	$-	$-	$-	$1,091	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$(1,169)	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$(1,169)	$-	$-	$-	$-
Net cash increase for period	$(1,137)	$(1,137)	$(1,477)	$(2,651)	$(1,039)	$(1,000)	$(750)	$(682)
Cash at beginning of period	$1,700	$1,700	$2,210	$1,870	$-	$-	$-	$-
Cash at end of period	$564	$564	$733	$(781)	$(1,039)	$(1,000)	$(750)	$(682)

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14	VV-HAWV
OPERATING ACTIVITIES
Net Income	$(989)	$(898)	$(1,159)	$(1,114)	$701	$13,112	$(818)	$(602)
Net cash provided by operating activities	$(989)	$(898)	$(1,159)	$(1,114)	$701	$13,112	$(818)	$(602)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$1,836	$24,470	$-	$-
Net cash provided by investing activities	$-	$-	$-	$-	$1,836	$24,470	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(989)	$(898)	$(1,159)	$(1,114)	$2,537	$37,582	$(818)	$(602)
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$(989)	$(898)	$(1,159)	$(1,114)	$2,537	$37,582	$(818)	$(602)

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL4	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19	VV-DRC09	VV-ITRC
OPERATING ACTIVITIES
Net Income	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$546
Net cash provided by operating activities	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$546
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$-	$-	$-	$3,699
Net cash provided by investing activities	$-	$-	$-	$-	$-	$-	$-	$3,699
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$4,245
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$(909)	$(523)	$(977)	$(727)	$(966)	$(716)	$(1,193)	$4,245

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOW2	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1	VV-GUGL1	VV-DRCH19	VV-BOMA
OPERATING ACTIVITIES
Net Income	$(636)	$-	$(443)	$(1,159)	$(677)	$(243)	$(2,205)	$(796)
Net cash provided by operating activities	$(636)	$-	$(443)	$(1,159)	$(677)	$(243)	$(2,205)	$(796)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$-	$1,697	$-	$-
Net cash provided by investing activities	$-	$-	$-	$-	$-	$1,697	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(636)	$-	$(443)	$(1,159)	$(677)	$1,454	$(2,205)	$(796)
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$(636)	$-	$(443)	$(1,159)	$(677)	$1,454	$(2,205)	$(796)

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-KGC5	VV-CHJC	VV-HIB1	VV-HBC1	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2
OPERATING ACTIVITIES
Net Income	$(602)	$(365)	$(739)	$(1,387)	$(751)	$965	$(739)	$(1,284)
Net cash provided by operating activities	$(602)	$(365)	$(739)	$(1,387)	$(751)	$965	$(739)	$(1,284)
INVESTING ACTIVITIES
Collectible Assets	$-	$1,147	$-	$-	$594	$4,544	$-	$-
Net cash provided by investing activities	$-	$1,147	$-	$-	$594	$4,544	$-	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$(602)	$781	$(739)	$(1,387)	$(157)	$5,510	$(739)	$(1,284)
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$(602)	$781	$(739)	$(1,387)	$(157)	$5,510	$(739)	$(1,284)

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-GCW1	VV-MACAL5	VV-HCC1	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1
OPERATING ACTIVITIES
Net Income	$630	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$2,383	$1,052	$(1,477)
Net cash provided by operating activities	$630	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$2,383	$1,052	$(1,477)
INVESTING ACTIVITIES
Collectible Assets	$2,993	$-	$-	$-	$-	$4,958	$3,549	$-
Net cash provided by investing activities	$2,993	$-	$-	$-	$-	$4,958	$3,549	$-
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$-	$-
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$3,622	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$7,341	$4,601	$(1,477)
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$3,622	$(2,443)	$(1,341)	$(1,137)	$(1,284)	$7,341	$4,601	$(1,477)

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2024
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-JPNW	VV-KKCSK	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1	VV-CDP1
OPERATING ACTIVITIES
Net Income	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$(15,835)	$(11,288)
Net cash provided by operating activities	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$(15,835)
INVESTING ACTIVITIES
Collectible Assets	$-	$-	$-	$-	$-	$-	$(83,602)	$(45,460)
Net cash provided by investing activities	$-	$-	$-	$-	$-	$-	$(83,602)	$(45,460)
FINANCING ACTIVITIES
Membership Contributions	$-	$-	$-	$-	$-	$-	$100,000	$60,000
Membership Distributions/Dividends	$-	$-	$-	$-	$-	$-	$-	$-
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$100,000	$60,000
Net cash increase for period	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$564	$14,540
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$(568)	$-	$(932)	$(1,023)	$(636)	$(1,102)	$564	$14,540

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- PNST	VV- STEML	VV- SUPR	VV- CHAM	VV- BDX	VV- MACAL	VV- SPAN
OPERATING ACTIVITIES
Net Income				$6,477.00		$9,235.00		$4,529.00
Net cash provided by operating activities	$-	$-	$-	$6,477.00	$-	$9,235.00	$-	$4,529.00
INVESTING ACTIVITIES
Collectible Assets				$15,843.00		$21,965.00		$10,771.00
Net cash provided by investing activities	$-	$-	$-	$15,843.00	$-	$21,965.00	$-	$10,771.00
FINANCING ACTIVITIES
Membership Contributions
Membership Distributions/Dividends	$(106.94)			$(20,919.50)	$(3,340.06)	$(29,624.00)		$(14,494.22)
Net cash provided by financing activities	$(106.94)	$-	$-	$(20,919.50)	$(3,340.06)	$(29,624.00)	$-	$(14,494.22)
Net cash increase for period	$(106.94)	$-	$-	$1,400.50	$(3,340.06)	$1,576.00	$-	$805.78
Cash at beginning of period	$2,997.35	$1,228.00	$1,289.00	$1,380.00	$9,500.92	$1,445.00	$1,445.00	$1,428.00
Cash at end of period	$2,890.41	$1,228.00	$1,289.00	$2,780.50	$6,160.86	$3,021.00	$1,445.00	$2,233.78

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOWCK	VV- FUTUR	VV- DRC	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
OPERATING ACTIVITIES
Net Income
Net cash provided by operating activities	$-	$-	$-	$-	$-	$-	$-	$-
INVESTING ACTIVITIES
Collectible Assets
Net cash provided by investing activities	$-	$-	$-	$-	$-	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions
Membership Distributions/Dividends				$(424)
Net cash provided by financing activities	$-	$-	$-	$(424)	$-	$-	$-	$-
Net cash increase for period	$-	$-	$-	$(424)	$-	$-	$-	$-
Cash at beginning of period	$11,743	$1,904	$2,329	$6,526	$2,601	$493	$3,179	$2,627
Cash at end of period	$11,743	$1,904	$2,329	$6,102	$2,601	$493	$3,179	$2,627

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
OPERATING ACTIVITIES
Net Income
Net cash provided by operating activities	$-	$-	$-	$-	$-	$-	$-	$-
INVESTING ACTIVITIES
Collectible Assets
Net cash provided by investing activities	$-	$-	$-	$-	$-	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions
Membership Distributions/Dividends
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at beginning of period	$1,692	$697	$2,193	$2,057	$360	$476	$731	$901
Cash at end of period	$1,692	$697	$2,193	$2,057	$360	$476	$731	$901

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- MACAL50	VV- GERM	VV- LR15	VV- JSCV	VV- SCRV	VV- CDCV	VV- CB100	VV- KGC1
OPERATING ACTIVITIES
Net Income
Net cash provided by operating activities	$-	$-	$-	$-	$-	$-	$-	$-
INVESTING ACTIVITIES
Collectible Assets
Net cash provided by investing activities	$-	$-	$-	$-	$-	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions
Membership Distributions/Dividends
Net cash provided by financing activities	$-	$-	$-	$-	$-	$-	$-	$-
Net cash increase for period	$-	$-	$-	$-	$-	$-	$-	$-
Cash at beginning of period	$1,955	$2,046	$1,190	$1,037	$2,227.	$646	$969	$1,276
Cash at end of period	$1,955	$2,046	$1,190	$1,037	$2,227	$646	$969	$1,276

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRC15	VV- CHBL1	VV- BDXM1	VV- PFGV	VV- WBURG	VV- KGC2	VV- MACAL2	VV- MVRW
OPERATING ACTIVITIES
Net Income		$2,639
Net cash provided by operating activities	$-	$2,639	$-	$-	$-	$-	$-	$-
INVESTING ACTIVITIES
Collectible Assets		$4,562
Net cash provided by investing activities	$-	$4,562	$-	$-	$-	$-	$-	$-
FINANCING ACTIVITIES
Membership Contributions
Membership Distributions/Dividends		$(6,115)
Net cash provided by financing activities	$-	$(6,115)	$-	$-	$-	$-	$-	$-
Net cash increase for period	$-	$1,086	$-	$-	$-	$-	$-	$-
Cash at beginning of period	$1,292	$510	$3,400	$1,393	$2,346	$2,686	$1,785	$2,635
Cash at end of period	$1,292	$1,596	$3,400	$1,393	$2,346	$2,686	$1,785	$2,635

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRCRC1	VV- CDVM	VV- MACAL3	VV- POM1	VV- BXEP21	VV- DRCH17	VV- MACFC	VV- BOW50
OPERATING ACTIVITIES
Net Income				$4,276	$(32,892)	$(7,250)	$(10,828)	$(21,480)
Net cash provided by operating activities	$-	$-	$-	$4,276	$(32,892)	$(7,250)	$(10,828)	$(21,480)
INVESTING ACTIVITIES
Collectible Assets				$9,760	$(193,198)	$(60,643)	$(54,050)	$(37,500)
Net cash provided by investing activities	$-	$-	$-	$9,760	$(193,198)	$(60,643)	$(54,050)	$(37,500)
FINANCING ACTIVITIES
Membership Contributions					$230,000	$88,000	$66,000	$60,000
Membership Distributions/Dividends				$(10,007)		$(17,313)
Net cash provided by financing activities	$-	$-	$-	$(10,007)	$230,000	$70,687	$66,000	$60,000
Net cash increase for period	$-	$-	$-	$4,029	$3,910	$2,794	$1,122	$1,020
Cash at beginning of period	$1,700	$1,700	$2,210	$1,870	$-	$-	$-	$-
Cash at end of period	$1,700	$1,700	$2,210	$5,899	$3,910	$2,794	$1,122	$1,020

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CCC1	VV-TLC1	VV-RTBC	VV-MARG1	VV-SAIC	VV-BDX2K	VV-DRCH14
OPERATING ACTIVITIES
Net Income	$(13,238)	$(11,787)	$(16,088)	$(14,612)	$(14,928)	$(26,618)	$(7,076)
Net cash provided by operating activities	$(13,238)	$(11,787)	$(16,088)	$(14,612)	$(14,928)	$(26,618)	$(7,076)
INVESTING ACTIVITIES
Collectible Assets	$(72,283)	$(65,870)	$(84,178)	$(81,722)	$(51,916)	$(146,390)	$(63,700)
Net cash provided by investing activities	$(72,283)	$(65,870)	$(84,178)	$(81,722)	$(51,916)	$(146,390)	$(63,700)
FINANCING ACTIVITIES
Membership Contributions	$87,000	$79,000	$102,000	$98,000	$68,000	$176,000	$72,000
Membership Distributions/Dividends
Net cash provided by financing activities	$87,000	$79,000	$102,000	$98,000	$68,000	$176,000	$72,000
Net cash increase for period	$1,479	$1,343	$1,734	$1,666	$1,156	$2,992	$1,224
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,479	$1,343	$1,734	$1,666	$1,156	$2,992	$1,224

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-HAWV	VV-MACAL4	VV-LAF19	VV-KGC3	VV-KGC4	VV-DP08	VV-DL19
OPERATING ACTIVITIES
Net Income	$(5,449)	$(22,424)	$(8,018)	$(6,538)	$(20,662)	$(11,559)	$(9,297)
Net cash provided by operating activities	$(5,449)	$(22,424)	$(8,018)	$(6,538)	$(20,662)	$(11,559)	$(9,297)
INVESTING ACTIVITIES
Collectible Assets	$(46,650)	$(56,216)	$(37,200)	$(78,000)	$(42,250)	$(71,996)	$(52,632)
Net cash provided by investing activities	$(46,650)	$(56,216)	$(37,200)	$(78,000)	$(42,250)	$(71,996)	$(52,632)
FINANCING ACTIVITIES
Membership Contributions	$53,000	$80,000	$46,000	$86,000	$64,000	$85,000	$63,000
Membership Distributions/Dividends
Net cash provided by financing activities	$53,000	$80,000	$46,000	$86,000	$64,000	$85,000	$63,000
Net cash increase for period	$901	$1,360	$782	$1,462	$1,088	$1,445	$1,071
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$901	$1,360	$782	$1,462	$1,088	$1,445	$1,071

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC09	VV-ITRC	VV-BOW2	VV-KCSK	VV-YAM1	VV-LBV1	VV-SCC1
OPERATING ACTIVITIES
Net Income	$(12,735)	$(12,984)	$(15,876)	$(57,000)	$(8,883)	$(15,432)	$(6,317)
Net cash provided by operating activities	$(12,735)	$(12,984)	$(15,876)	$(57,000)	$(8,883)	$(15,432)	$(6,317)
INVESTING ACTIVITIES
Collectible Assets	$(90,480)	$(58,775)	$(39,172)	$(258,000)	$(29,454)	$(84,834)	$(52,172)
Net cash provided by investing activities	$(90,480)	$(58,775)	$(39,172)	$(258,000)	$(29,454)	$(84,834)	$(52,172)
FINANCING ACTIVITIES
Membership Contributions	$105,000	$73,000	$56,000	$315,000	$39,000	$102,000	$59,500
Membership Distributions/Dividends
Net cash provided by financing activities	$105,000	$73,000	$56,000	$315,000	$39,000	$102,000	$59,500
Net cash increase for period	$1,785	$1,241	$952	$-	$663	$1,734	$1,011
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,785	$1,241	$952	$-	$663	$1,734	$1,011

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-GUGL1	VV-DRCH19	VV-BOMA	VV-KGC5	VV-CHJC	VV-HIB1	VV-HBC1
OPERATING ACTIVITIES
Net Income	$(9,057)	$(24,896)	$(6,630)	$(6,199)	$(8,601)	$(11,037)	$(15,806)
Net cash provided by operating activities	$(9,057)	$(24,896)	$(6,630)	$(6,199)	$(8,601)	$(11,037)	$(15,806)
INVESTING ACTIVITIES
Collectible Assets	$(50,906)	$(165,806)	$(62,180)	$(45,900)	$(59,226)	$(52,858)	$(104,120)
Net cash provided by investing activities	$(50,906)	$(165,806)	$(62,180)	$(45,900)	$(59,226)	$(52,858)	$(104,120)
FINANCING ACTIVITIES
Membership Contributions	$61,000	$194,000	$70,000	$53,000	$69,000	$65,000	$122,000
Membership Distributions/Dividends
Net cash provided by financing activities	$61,000	$194,000	$70,000	$53,000	$69,000	$65,000	$122,000
Net cash increase for period	$1,037	$3,298	$1,190	$901	$1,173	$1,105	$2,074
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,037	$3,298	$1,190	$901	$1,173	$1,105	$2,074

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-LAT1	VV-SPAN2	VV-KGC6	VV-SCC2	VV-GCW1	VV-MACAL5	VV-HCC1
OPERATING ACTIVITIES
Net Income	$(9,364)	$(9,612)	$(8,895)	$(14,993)	$(6,740)	$(37,650)	$(19,994)
Net cash provided by operating activities	$(9,364)	$(9,612)	$(8,895)	$(14,993)	$(6,740)	$(37,650)	$(19,994)
INVESTING ACTIVITIES
Collectible Assets	$(71,232)	$(61,164)	$(55,000)	$(96,086)	$(44,868)	$(173,696)	$(96,000)
Net cash provided by investing activities	$(71,232)	$(61,164)	$(55,000)	$(96,086)	$(44,868)	$(173,696)	$(96,000)
FINANCING ACTIVITIES
Membership Contributions	$82,000	$72,000	$65,000	$113,000	$52,500	$215,000	$118,000
Membership Distributions/Dividends
Net cash provided by financing activities	$82,000	$72,000	$65,000	$113,000	$52,500	$215,000	$118,000
Net cash increase for period	$1,404	$1,224	$1,105	$1,921	$892	$3,654	$2,006
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,404	$1,224	$1,105	$1,921	$892	$3,654	$2,006

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-CALC1	VV-MACAL6	VV-RBV1	VV-SUPR2	VV-AMW1	VV-JPNW	VV-KKCSK
OPERATING ACTIVITIES
Net Income	$(11,407)	$(23,959)	$(13,417)	$(5,927)	$(20,664)	$(8,236)	$(25,000)
Net cash provided by operating activities	$(11,407)	$(23,959)	$(13,417)	$(5,927)	$(20,664)	$(8,236)	$(25,000)
INVESTING ACTIVITIES
Collectible Assets	$(86,893)	$(87,120)	$(79,968)	$(42,732)	$(107,126)	$(40,914)	$(100,000)
Net cash provided by investing activities	$(86,893)	$(87,120)	$(79,968)	$(42,732)	$(107,126)	$(40,914)	$(100,000)
FINANCING ACTIVITIES
Membership Contributions	$100,000	$113,000	$95,000	$49,500	$130,000	$50,000	$125,000
Membership Distributions/Dividends
Net cash provided by financing activities	$100,000	$113,000	$95,000	$49,500	$130,000	$50,000	$125,000
Net cash increase for period	$1,700.	$1,921	$1,615	$841	$2,210	$850	$-
Cash at beginning of period	$-	$-	$-	$-	$-	$-	$-
Cash at end of period	$1,700	$1,921	$1,615	$841	$2,210	$850	$-

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2023
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-RUM1	VV-HPHH	VV-RB22	VV-CHAM2	VV-BURGS1
OPERATING ACTIVITIES
Net Income	$(15,027)	$(17,970)	$(7,824)	$(13,684)
Net cash provided by operating activities	$(15,027)	$(17,970)	$(7,824)	$(13,684)	$-
INVESTING ACTIVITIES
Collectible Assets	$(65,579)	$(70,500)	$(47,224)	$(81,667)
Net cash provided by investing activities	$(65,579)	$(70,500)	$(47,224)	$(81,667)	$-
FINANCING ACTIVITIES
Membership Contributions	$82,000	$90,000	$56,000	$97,000
Membership Distributions/Dividends
Net cash provided by financing activities	$82,000	$90,000	$56,000	$97,000	$-
Net cash increase for period	$1,394	$1,530	$952	$1,649	$-
Cash at beginning of period	$-	$-	$-	$-	$-
Cash at end of period	$1,394	$1,530	$952	$1,649	$-

VV MARKETS, LLC AND SERIES LLCS

NOTES TO FINANCIAL STATEMENTS

As of and for the periods ended December 31, 2024 and 2023
See accompanying Independent Auditors’ report

NOTE 1: NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16, 2020.  VinVesto Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the VinVesto platform (“Platform”) and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

Although the Company has commenced its planned principal operations, it will continue to incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company has and intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law. Once all assets owned by the Series have been sold the Series will be terminated.

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

After the closing of an offering, each Series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members’ equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable to the assets of a particular Series and include storage, insurance, transportation (other than the initial transportation from the card location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating expenses. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company’s Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers.

NOTE 4 - ASSET ACQUISITIONS

In 2024, the following series of the Company made the following acquisitions:

	Assets Acquired	Amount Due to Seller
VV-CDP1	$45,459.63	$-

The Company opened 49 series in 2023 and made the following acquisitions:

	Assets Acquired	Amount Due to Seller
VV-DRCH17	$ 60,643.41	$ -
VV-MACFC	$ 54,050.00	$ -
VV-BOW50	$ 37,500.00	$ -
VV-CCC1	$ 72,283.00	$ -
VV-TLC1	$ 65,870.00	$ -
VV-RTBC	$ 84,178.00	$ -
VV-MARG1	$ 81,722.00	$ -
VV-SAIC	$ 51,916.00	$ -
VV-DRCH14	$ 63,700.00	$ -
VV-HAWV	$ 46,650.00	$ -
VV-MACAL4	$ 56,216.00	$ -
VV-LAF19	$ 37,200.00	$ -
VV-KGC3	$ 78,000.00	$ -
VV-KGC4	$ 42,250.00	$ -
VV-DP08	$ 71,996.00	$ -
VV-DL19	$ 52,632.00	$ -
VV-DRC09	$ 90,480.00	$ -
VV-ITRC	$ 58,775.00	$ -
VV-BOW2	$ 39,172.00	$ -
VV-KCSK	$ 258,000.00	$ -
VV-YAM1	$ 29,454.00	$ -
VV-LBV1	$ 84,834.00	$ -
VV-SCC1	$ 52,172.00	$ -
VV-GULG1	$ 50,906.00	$ -
VV-DRCH19	$ 165,806.00	$ -
VV-BOMA	$ 62,180.00	$ -
VV-KGC5	$ 45,900.00	$ -
VV-CHJC	$ 59,226.00	$ -
VV-HIB1	$ 52,858.00	$ -
VV-HBC1	$ 104,120.00	$ -

VV-LAT1	$ 71,232.00	$ -
VV-SPAN2	$ 61,164.00	$ -
VV-KGC6	$ 55,000.00	$ -
VV-SCC2	$ 96,086.00	$ -
VV-GCW1	$ 44,868.00	$ -
VV-MACAL5	$ 173,696.00	$ -
VV-HCC1	$ 96,000.00	$ -
VV-CALC1	$ 86,893.00	$ -
VV-MACAL6	$ 87,120.00	$ -
VV-RBV1	$ 79,968.00	$ -
VV-SUPR2	$ 42,732.00	$ -
VV-AMW1	$ 107,126.00	$ -
VV-JPNW	$ 40,914.00	$ -
VV-KKCSK	$ 100,000.00	$ -
VV-RUM1	$ 65,579.00	$ -
VV-HPHH	$ 70,500.00	$ -
VV-RB22	$ 47,224.00	$ -
VV-CHAM2	$ 81,667.00	$ -
VV-BURGS1	$ -	$ -

NOTE 5 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

General and administrative expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee, Sourcing Fee, and Audit and Tax Expenses. As of December 31, 2024, and December 31, 2023, VinVesto, Inc. incurred costs of $141,598 and $748,164, respectively.

Within Operating expenses, the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. For the twelve months ended December 31, 2024, our Series generated $164,889 in revenues from twenty-four of the Series. For the twelve months ended December 31, 2023 our Series have generated $108,667.32 in revenues, from six of the Series.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering.

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.

The Series incurred the following revenue and expenses:

Operating Expenses for the Year Ended December 31, 2024

Series	Revenue ($)	Cost of Goods Sold	Expenses				Net Income / Loss ($)
			Storage and Insurance ($)	Broker Dealer ($)	Sourcing Fee ($)	Audit and Tax ($)
VV-0001	0	0	0	0	0	3,575	-3,575
VV-PNST	0	0	0	0	0	821	-821
VV-STEML	4,987	3,386	0	0	0	862	739
VV-SUPR	0	0	0	0	0	1,273	-1,273
VV-CHAM	8,710	6,058	0	0	0	4,451	-1,799
VV-BDX	0	0	0	0	0	1,465	-1,465
VV-MACAL	0	0	0	0	0	966	-966
VV-SPAN	8,064	5,820	0	0	0	1,199	1,045
VV-BOWCK	0	0	0	0	0	11,302	-11,302
VV-FUTUR	0	0	0	0	0	1,273	-1,273
VV-DRC	0	0	0	0	0	1,557	-1,557
VV-NAPA	0	0	0	0	0	1,614	-1,614
VV-RHONE	4,671	949	0	0	0	1,739	1,983
VV-PTRS	0	0	0	0	0	330	-330
VV-JPWY	0	0	0	0	0	2,125	-2,125
VV-PDMT	0	0	0	0	0	1,756	-1,756
VV-BOD10	1,595	1,067	0	0	0	1,131	-603
VV-ROSE	773	553	0	0	0	466	-246
VV-GPS	0	0	0	0	0	1,466	-1,466
VV-LAF10	0	0	0	0	0	1,375	-1,375
VV-JYFT	0	0	0	0	0	241	-241
VV-MR19	0	0	0	0	0	318	-318
VV-BDMA	12,006	9,115	0	0	0	489	2,403
VV-DRCH	0	0	0	0	0	602	-602
VV-MACAL50	0	0	0	0	0	1,307	-1,307
VV-GERM	0	0	0	0	0	602	-602
VV-LR15	0	0	0	0	0	796	-796
VV-JSCV	0	0	0	0	0	693	-693
VV-SCRV	0	0	0	0	0	1,489	-1,489
VV-CDCV	455	346	0	0	0	432	-323
VV-CB100	0	0	0	0	0	648	-648
VV-KGC1	0	0	0	0	0	852	-852
VV-DRC15	0	0	0	0	0	864	-864
VV-CHBL1	20,561	14,731	0	0	0	484	5,346
VV-BDXM1	2,517	1,678	0	0	0	2,273	-1,434
VV-PFGV	11,374	6,353	0	0	0	932	4,089
VV-WBURG	8,098	5,235	0	0	0	1,568	1,294

VV-KGC2	0	0	0	0	0	1,796	-1,796
VV-MACAL2	0	0	0	0	0	1,193	-1,193
VV-MVRW	0	0	0	0	0	1,762	-1,762
VV-DRCRC1	0	0	0	0	0	1,137	-1,137
VV-CDVM	0	0	0	0	0	1,137	-1,137
VV-MACAL3	0	0	0	0	0	1,477	-1,477
VV-POM1	0	0	0	0	0	1,481	-1,481
VV-BXEP21	1,575	1,091	0	0	0	2,614	-2,129
VV-DRCH17	0	0	0	0	0	1,000	-1,000
VV-MACFC	0	0	0	0	0	750	-750
VV-BOW50	0	0	0	0	0	682	-682
VV-CCC1	0	0	0	0	0	989	-989
VV-TLC1	0	0	0	0	0	898	-898
VV-RTBC	0	0	0	0	0	1,159	-1,159
VV-MARG1	0	0	0	0	0	1,114	-1,114
VV-SAIC	3,310	1,836	0	0	0	773	701
VV-BDX2K	39,582	24,470	0	0	0	2,000	13,112
VV-DRCH14	0	0	0	0	0	818	-818
VV-HAWV	0	0	0	0	0	602	-602
VV-MACAL4	0	0	0	0	0	909	-909
VV-LAF19	0	0	0	0	0	523	-523
VV-KGC3	0	0	0	0	0	977	-977
VV-KGC4	0	0	0	0	0	727	-727
VV-DP08	0	0	0	0	0	966	-966
VV-DL19	0	0	0	0	0	716	-716
VV-DRC09	0	0	0	0	0	1,193	-1,193
VV-ITRC	5,075	3,699	0	0	0	830	546
VV-BOW2	0	0	0	0	0	636	-636
VV-KCSK	0	0	0	0	0	0	0
VV-YAM1	0	0	0	0	0	443	-443
VV-LBV1	0	0	0	0	0	1,159	-1,159
VV-SCC1	0	0	0	0	0	677	-677
VV-GUGL1	2,148	1,697	0	0	0	693	-243
VV-DRCH19	0	0	0	0	0	2,205	-2,205
VV-BOMA	0	0	0	0	0	796	-796
VV-KGC5	0	0	0	0	0	602	-602
VV-CHJC	1,566	1,147	0	0	0	784	-365
VV-HIB1	0	0	0	0	0	739	-739
VV-HBC1	0	0	0	0	0	1,387	-1,387
VV-LAT1	775	594	0	0	0	932	-751
VV-SPAN2	6,328	4,544	0	0	0	818	965
VV-KGC6	0	0	0	0	0	739	-739
VV-SCC2	0	0	0	0	0	1,284	-1,284
VV-GCW1	4,220	2,993	0	0	0	597	630
VV-MACAL5	0	0	0	0	0	2,443	-2,443
VV-HCC1	0	0	0	0	0	1,341	-1,341

VV-CALC1	0	0	0	0	0	1,137	-1,137
VV-MACAL6	0	0	0	0	0	1,284	-1,284
VV-RBV1	8,421	4,958	0	0	0	1,080	2,383
VV-SUPR2	5,164	3,549	0	0	0	563	1,052
VV-AMW1	0	0	0	0	0	1,477	-1,477
VV-JPNW	0	0	0	0	0	568	-568
VV-KKCSK	0	0	0	0	0	0	0
VV-RUM1	0	0	0	0	0	932	-932
VV-HPHH	0	0	0	0	0	1,023	-1,023
VV-RB22	0	0	0	0	0	636	-636
VV-CHAM2	0	0	0	0	0	1,102	-1,102
VV-BURGS1	0	0	0	1,000	13,698	1,137	-15,835
VV-CDP1	2,915	2,075		600	10,845	682	-11,288
TOTAL OPERATING RESULTS	164,889	107,945	0	1,600	24,543	115,455	-84,654

NOTE 6 - SERIES OFFERINGS

As part of the Regulation A securities offering, the Company issues securities for the underlying Series to finance the acquisition of the assets. Since inception, the Series have issued the following interests:

Series	Weighted average membership interest (units)	Subscriptions ($)
VV-PNST	2,000	$46,000
VV-SUPR	1,986	$71,496
VV-CHAM	1,460	$73,000
VV-STEML	6,450	$64,500
VV-MACAL	1,700	$85,000
VV-BOWCK	2,000	$94,000
VV-FUTUR	1,600	$112,000
VV-BDX	2,125	$85,000
VV-SPAN	1,400	$84,000
VV-DRC	5,480	$137,000
VV-NAPA	2,840	$142,000
VV-RHONE	3,825	$153,000
VV-PDMT	3,090	$154,500
VV-JPWY	5,500	$187,000
VV-PTRS	500	$29,000
VV-ROSE	1,000	$41,000
VV-BOD10	1,990	$99,500
VV-WBURG	4,600	$138,000
VV-GERM	1,000	$53,000
VV-LAF10	1,210	$121,000
VV-MACAL50	5,750	$115,000
VV-JYFT	800	$24,000
VV-GPS	3,000	$129,000
VV-BDMA	860	$43,000
VV-CDCV	760	$38,000
VV-DRCH	530	$53,000
VV-MR19	280	$28,000
VV-SCRV	1,310	$131,000
VV-BDXM1	4,000	$200,000
VV-CB100	570	$57,000
VV-JSCV	610	$61,000
VV-KGC1	1,500	$75,000
VV-LR15	700	$70,000
VV-PFGV	1,640	$82,000
VV-BDX2K	1,760	$176,000
VV-BXEP21	4,600	$230,000
VV-CDVM	1,000	$100,000
VV-CHBL1	600	$30,000
VV-DRC15	760	$76,000
VV-DRCRC1	1,000	$100,000
VV-KGC2	1,580	$158,000
VV-MACAL2	1,050	$105,000
VV-MACAL3	1,300	$130,000
VV-MVRM	3,100	$155,000
VV-POM1	1,100	$110,000
VV-BOW50	600	$60,000
VV-CCC1	870	$87,000
VV-DL19	630	$63,000
VV-DRCH17	880	$88,000
VV-HAWV	1,060	$53,000
VV-LAF19	920	$46,000
VV-MACFC	1,320	$66,000
VV-MARG1	980	$98,000
VV-RTBC	1,020	$102,000
VV-SAIC	680	$68,000
VV-TLC1	790	$79,000
VV-BOW2	1,120	$56,000
VV-DP08	1,700	$85,000
VV-DRC09	1,050	$105,000
VV-DRCH14	1,440	$72,000
VV-DRCH19	1,940	$194,000
VV-ITRC	1,460	$73,000

VV-KCSK	3,150	$315,000
VV-KGC3	860	$86,000
VV-KGC4	1,280	$64,000
VV-MACAL4	800	$80,000
VV-YAM1	780	$39,000
VV-BOMA	700	$70,000
VV-CHJC	690	$69,000
VV-GUGL1	610	$61,000
VV-HBC1	1,220	$122,000
VV-HIB1	650	$65,000
VV-KGC5	530	$53,000
VV-LAT1	820	$82,000
VV-LBV1	1,020	$102,000
VV-RBV1	950	$95,000
VV-SCC1	595	$59,500
VV-SPAN2	720	$72,000
VV-KGC6	650	$65,000
VV-AMW1	1,300	$130,000
VV-BURGS1	1,000	$100,000
VV-CALC1	1,000	$100,000
VV-CHAM2	970	$97,000
VV-GCW1	525	$52,500
VV-HCC1	1,180	$118,000
VV-MACAL5	2,150	$215,000
VV-MACAL6	1,130	$113,000
VV-PNTC1	690	$69,000
VV-SCC2	1,130	$113,000
VV-SUPR2	495	$49,500
VV-RB22	560	$56,000
VV-KKCSK	1,250	$125,000
VV-CDP1	600	$60,000
VV-RUM1	820	$82,000
VV-HPHH	900	$90,000
VV-JPNW	500	$50,000
VV-BURGS1	1000	$100,000
VV-CDP1	600	$60,000

Note 7 - GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

Continued Securities Offering

The Company intends to issue continue issuing securities of the underlying series in a securities offering meant to be exempt from US Securities and Exchange Commission registration under Regulation A.

Management Evaluation

Management has evaluated all subsequent events through April 28, 2025, the date the financial statements were available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statements.

Item 8. Exhibits

The documents listed in the Exhibit Index of this Annual Report are incorporated by reference or are filed with this Annual Report, in each case as indicated below.

Exhibit No.	Description
2.1	Certificate of Formation of VV Markets, LLC^
2.2	Limited Liability Company Agreement of VV Markets LLC^^
3.1	Series Designation for Series VV-0001 Interests^^
3.2	Series Designation for Series VV PNST Interests^^^
3.3	Series Designation for Series VV-SUPR Interests^^^
3.4	Series Designation for Series VV-STEML Interests^^^
3.5	Series Designation for Series VV-MACAL Interests***
3.6	Series Designation for Series VV-BOWCK Interests***
3.7	Series Designation for Series VV-FUTUR Interests***
3.8	Series Designation for Series VV-BDX Interests***
3.9	Series Designation for Series VV-SPAN Interests***
3.10	Series Designation for Series VV-DRC Interests*
3.11	Series Designation for Series VV-NAPA Interests*
3.12	Series Designation for Series VV-RHONE Interests*
3.13	Series Designation for Series VV-PDMT Interests*
3.14	Series Designation for Series VV-JPWY Interests*
3.15	Series Designation for Series VV-PTRS*
3.16	Series Designation for VV-ROSE++
3.17	Series Designation for VV-BOD10++
3.18	Series Designation for VV-WBURG++
3.19	Series Designation for VV-GERM+
3.20	Series Designation for VV-LAF10++
3.21	Series Designation for VV-MACAL50++
3.22	Series Designation for VV-JYFT++
3.23	Series Designation for VV-GPS++
3.24	Series Designation for VV-CHAM^^^
3.25	Series Designation for VV-BDMA +++
3.26	Series Designation for VV-CDCV +++
3.27	Series Designation for VV-DRCH +++
3.28	Series Designation for VV-MR19 +++
3.29	Series Designation for VV-SCRV +++
3.30	Series Designation for VV-BDXM1##
3.31	Series Designation for VV-CB100##
3.32	Series Designation for VV-JSCV##
3.33	Series Designation for VV-KGC1##
3.34	Series Designation for VV-LR15##
3.35	Series Designation for VV-PFGV##
3.36	Series Designation for VV-BDX2K#
3.37	Series Designation for VV-BXEP21#
3.38	Series Designation for VV-CDVM#
3.39	Series Designation for VV-CHBL1#
3.40	Series Designation for VV-DRC15#
3.41	Series Designation for VV-DRCRC1#
3.42	Series Designation for VV-KGC2#
3.43	Series Designation for VV-MACAL2#
3.44	Series Designation for VV-MACAL3#
3.45	Series Designation for VV-MVRW#

28

3.46	Series Designation for VV-POM1#
3.47	Series Designation for VV-BOW50@@
3.48	Series Designation for VV-CCC1@
3.49	Series Designation for VV-DL19@
3.50	Series Designation for VV-DRCH17@
3.51	Series Designation for VV-LAF19@
3.52	Series Designation for VV-MACFC@
3.53	Series Designation for VV-MARG1@
3.54	Series Designation for VV-RTBC@
3.55	Series Designation for VV-SAIC@
3.56	Series Designation for VV-TLC1@
3.57	Series Designation for VV-HAWV@
3.58	Series Designation for VV-BOW2†
3.59	Series Designation for VV-DP08†
3.60	Series Designation for VV-DRC09†
3.61	Series Designation for VV-DRCH14†
3.62	Series Designation for VV-DRCH19†
3.63	Series Designation for VV-ITRC†
3.64	Series Designation for VV-KCSK†
3.65	Series Designation for VV-KGC3†
3.66	Series Designation for VV-KGC4†
3.67	Series Designation for VV-MACAL4†
3.68	Series Designation for VV-YAM1†
3.69	Series Designation for VV-BOMA =
3.70	Series Designation for VV-CHJC =
3.71	Series Designation for VV-GUGL1 =
3.72	Series Designation for VV-HBC1 =
3.73	Series Designation for VV-HIB1 =
3.74	Series Designation for VV-KGC5 =
3.75	Series Designation for VV-LAT1 =
3.76	Series Designation for VV-LBV1 =
3.77	Series Designation for VV-RBV1 =
3.78	Series Designation for VV-SCC1 =
3.79	Series Designation for VV-SPAN2 =
3.80	Series Designation for VV-KGC6 =
3.81	Series Designation for VV-AMW1(=)
3.82	Series Designation for VV-BDXG (=)
3.83	Series Designation for VV-BURGS1 (=)
3.84	Series Designation for VV-CALC1 (=)
3.85	Series Designation for VV-CHAM2 (=)
3.86	Series Designation for VV-GCW1 (=)
3.87	Series Designation for VV-HCC1 (=)
3.88	Series Designation for VV-MACAL5 (=)
3.89	Series Designation for VV-MACAL6 (=)
3.90	Series Designation for VV-PNTC (=)
3.91	Series Designation for VV-SCC2 (=)

29

3.92	Series Designation for VV-SUPR2 (=)
3.93	Series Designation for VV-LB22>
3.94	Series Designation for VV-RB22>
3.95	Series Designation for VV-FG22>
3.96	Series Designation for VV-KKCSK !
3.97	Series Designation for VV-DOM13 !
3.98	Series Designation for VV-PG18 !
3.99	Series Designation for VV-CDP1 !
3.100	Series Designation for VV-IGMS !
3.101	Series Designation for VV-RUM1 !
3.102	Series Designation for VV-HPHH !
3.103	Series Designation for VV-JPNW !
4.1	Form of Subscription Agreement^^^
6.1	Management Services Agreement, dated July 1, 2020, between VV Markets, LLC and VinVesto, Inc. ^^
6.2	Purchase and Sale Agreement, dated September 1, 2020 between VinVesto, Inc. and VV Markets, LLC.^^
6.3	Software and Services License Agreement dated December 20, 2020 between VinVesto, Inc and North Capital Investment Technology Inc. ^^
6.4	Receipt^^
6.5	Receipt^^
6.6	Receipt^^
6.7	Storage Agreement dated January 19, 2021 between VV Markets, LLC and Domain DC Storage.^^
6.8	Form Purchase Option Agreement*
6.9	VV-MACAL Purchase Option Agreement***
6.10	VV-BOWCK Purchase Option Agreement***
6.11	VV-FUTUR Purchase Option Agreement***
6.12	VV-BDX Purchase Option Agreement***
6.13	VV-SPAN Purchase Option Agreement***
6.14	VV-DRC Purchase Agreement*
6.15	VV-NAPA Purchase Option Agreement*
6.16	VV-RHONE Purchase Option Agreement*
6.17	VV-PDMT Purchase Option Agreement*
6.18	VV-JPWY Purchase Option Agreement*
6.19	VV-PTRS Purchase Agreement*
6.20	VV-ROSE Purchase Agreement**
6.21	VV-BOD10 Purchase Agreement**
6.22	VV-WBURG Purchase Agreement**
6.23	VV-GERM Purchase Option Agreement**
6.24	VV-LAF10 Purchase Option Agreement**
6.25	VV-MACAL50 Purchase Option Agreement**
6.26	VV-JYFT Purchase Option Agreement**
6.27	VV-GPS Purchase Option Agreement**
6.28	VV-BDMA Purchase Agreement +++
6.29	VV-CDCV Purchase Agreement +++
6.30	VV-DRCH Purchase Agreement +++
6.31	VV-MR19 Purchase Agreement +++
6.32	VV-SCRV Purchase Agreement +++
6.33	VV-BDXM1 Purchase Agreement##
6.34	VV-CB100 Purchase Agreement##
6.35	VV-JSCV Purchase Agreement##
6.36	VV-KGC1 Purchase Agreement##

30

6.37	VV-LR15 Purchase Agreement##
6.38	VV-PFGV Purchase Agreement##
6.39	VV-BDX2K Purchase Agreement#
6.40	VV-BXEP21 Purchase Agreement#
6.41	VV-CDVM Purchase Agreement#
6.42	VV-CHBL1 Purchase Agreement#
6.43	VV-DRC15 Purchase Agreement#
6.44	VV-DRCRC1 Purchase Agreement#
6.45	VV-KGC2 Purchase Agreement#
6.46	VV-MACAL2 Purchase Agreement#
6.47	VV-MACAL3 Purchase Agreement#
6.48	VV-MVRW Purchase Agreement#
6.49	VV-POM1 Purchase Agreement#
6.50	VV-BOW50 Purchase Agreement@
6.51	VV-CCC1 Purchase Agreement@
6.52	VV-DL19 Purchase Agreement@
6.53	VV-DRCH17 Purchase Agreement@
6.54	VV-LAF19 Purchase Agreement@
6.55	VV-MACFC Purchase Agreement@
6.56	VV-MARG1 Purchase Agreement@
6.57	VV-RTBC Purchase Agreement@
6.58	VV-SAIC Purchase Agreement@
6.59	VV-TLC1 Purchase Agreement@
6.60	VV-HAWV Purchase Agreement@
6.61	VV-BOW2 Purchase Agreement†
6.62	VV-DP08 Purchase Agreement†
6.63	VV-DRC09 Purchase Agreement†
6.64	VV-DRCH14 Purchase Agreement†
6.65	VV-DRCH19 Purchase Agreement†
6.66	VV-ITRC Purchase Agreement†
6.67	VV-KCSK Purchase Agreement†
6.68	VV-KGC3 Purchase Agreement†
6.69	VV-KGC4 Purchase Agreement†
6.70	VV-MACAL4 Purchase Agreement†
6.71	VV-YAM1 Purchase Agreement†
6.72	VV-BOMA Purchase Agreement =
6.73	VV-CHJC Purchase Agreement =
6.74	VV-GUGL1 Purchase Agreement =
6.75	VV-HBC1 Purchase Agreement =/=
6.76	VV-HIB1 Purchase Agreement =
6.77	VV-KGC5 Purchase Agreement =
6.78	VV-LAT1 Purchase Agreement =/=
6.79	VV-LBV1 Purchase Agreement =
6.80	VV-RBV1 Purchase Agreement =/=
6.81	VV-SCC1 Purchase Agreement =
6.82	VV-SPAN2 Purchase Agreement =/=
6.83	VV-KGC6 Purchase Agreement =/=
6.84	VV-AMW1 Purchase Agreement=/=
6.85	VV-BDXG Purchase Agreement=/=
6.86	VV-BURGS1 Purchase Agreement=/=
6.87	VV-CALC1 Purchase Agreement=/=
6.88	VV-CHAM2 Purchase Agreement=/=

31

6.89	VV-GCW1 Purchase Agreement=/=
6.90	VV-HCC1 Purchase Agreement=/=
6.91	VV-MACAL5 Purchase Agreement=/=
6.75	VV-HBC1 Purchase Agreement =/=
6.93	VV-PNTC Purchase Agreement=/=
6.94	VV-SCC2 Purchase Agreement=/=
6.95	VV-SUPR2 Purchase Agreement=/=
6.96	VV-LBB22 Purchase Agreement>
6.97	VV-RBB22 Purchase Agreement>
6.98	VV-FG22 Purchase Agreement>
6.99	VV-KKCSK Purchase Agreement!
6.100	VV-DOM13 Purchase Agreement!
6.101	VV-PG18 Purchase Agreement!
6.102	VV-CDP1 Purchase Agreement!!
6.103	VV-IGMS Purchase Agreement!
6.104	VV-RUM1 Purchase Agreement!
6.105	VV-HPHH Purchase Agreement!
6.106	VV-JPNW Purchase Agreement!
8.1	Escrow Agreement for Securities Offering, between North Capital Private Securities Corporation^^
11.1	Consent of IndigoSpire CPA, PC
99.1	Disaggregated information requested in Item 6 of Part 1 of this Form 1-A !

 ! Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on September 5, 2023

!! Incorporated by reference to the Company’s Semiannual Report on Form 1-SA filed with the SEC on September 26, 2023

# Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2022

## Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on March 25, 2022

^ Incorporated by reference to the Company’s offering statement on Form 1-A filed with the SEC on August 31, 2020

^^ Incorporated by reference to the Company’s offering statement on Form 1-A/A filed with the SEC on March 25, 2021

^^^ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 6, 2021

* Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on October 12, 2021

** Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 11, 2022.

*** Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2021.

+ Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on April 19, 2022.

++ Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on March 24, 2022.

+++ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 27, 2022.

@ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May October 7, 2022.

@@ Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May November 25, 2022.

† Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 22, 2023.

= Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 1, 2023.

(=) Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 25, 2023.

=/= Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 14, 2023.

> Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on August 14, 2023.

>> Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on August 18, 2023.

32

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VV MARKETS, LLC

By:	VINVESTO, Inc., its managing member

By:	/s/ Nick King
Nick King, Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick King	Chief Executive Officer and Director of VinVesto, Inc.	April 30, 2025
Nick King	(principal executive officer and principal financial and accounting officer)

VinVesto, Inc.	Managing Member	April 30, 2025

By:	/s/ Nick King
Name: Nick King
Title: Chief Executive Officer

33